UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.         )

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ENCORE BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

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Nine Greenway Plaza

Suite 1000

Houston, Texas 77046

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 12, 2011

Shareholders of Encore Bancshares, Inc.:

The 2011 Annual Meeting of Shareholders (the “Meeting”) of Encore Bancshares, Inc. (the “Company”) will be held at Nine Greenway Plaza, Suite 1100, Houston, Texas 77046, on Thursday, May 12, 2011, beginning at 10:00 a.m. (local time), for the following purposes:

1.	To elect eleven (11) directors to serve on the Board of Directors of the Company until the Company’s 2012 annual meeting of shareholders, and each until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	To ratify the appointment of Deloitte & Touche, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011;

3.	To consider and approve an amendment to the Company’s 2008 Stock Awards and Incentive Plan to increase the number of shares issuable thereunder from 500,000 to 750,000;

4.	To consider and approve an advisory (non-binding) resolution approving the compensation of the Company’s named executive officers; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 31, 2011 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

By order of the Board of Directors,

Rhonda L. Carroll

Corporate Secretary

April 12, 2011

Houston, Texas

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card and promptly mail it in the enclosed envelope. The proxy is revocable in the manner described in the Proxy Statement at any time before it is voted at the Meeting. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

ENCORE BANCSHARES, INC.

Nine Greenway Plaza

Suite 1000

Houston, Texas 77046

PROXY STATEMENT

FOR

2011 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 12, 2011

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2011

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 12, 2011

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), Encore Bancshares, Inc. (the “Company”) is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet. You may access the following information at http://www.amstock.com/ ProxyServices/ViewMaterials.asp?Conumber=15496, which does not have “cookies” that identify visitors to the site:

•	Notice of 2011 Annual Meeting of Shareholders to be held on Thursday, May 12, 2011;

•	Proxy Statement for 2011 Annual Meeting of Shareholders to be held on Thursday, May 12, 2011;

•	Form of Proxy; and

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

SOLICITATION, REVOCABILITY AND VOTING OF PROXIES

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2011 Annual Meeting of Shareholders of the Company to be held at Nine Greenway Plaza, Suite 1100, Houston, Texas, on Thursday, May 12, 2011 beginning at 10:00 a.m. (local time), and any adjournments thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2011 Annual Meeting of Shareholders. This Proxy Statement, the Notice of Meeting and the enclosed proxy will first be sent to shareholders on or about April 12, 2011.

Voting of Proxies

Shares of the Company’s common stock, $1.00 par value (“Common Stock”), represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions indicated on the proxy. If no instructions are specified on an executed and returned proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

The Board knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy will be voted with respect thereto in accordance with the judgment of the persons designated in the proxy. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws (“Bylaws”).

Revocability of Proxies

Any proxy given by a record shareholder may be revoked by such shareholder at any time before it is voted at the Meeting by:

•	delivering to the Secretary of the Company a written notice of revocation;

•	submitting to the Secretary of the Company a duly executed proxy bearing a later date; or

•	attending the Meeting and voting in person.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Encore Bancshares, Inc., Nine Greenway Plaza, Suite 1000, Houston, Texas 77046, (713) 787-3118, Attention: Rhonda L. Carroll, Corporate Secretary. Any shareholder who holds shares in street name with a bank or broker must contact that bank or broker if he or she wishes to revoke his or her proxy.

Solicitation of Proxies

This proxy solicitation is made by the Board and the cost of this solicitation is being borne by the Company. Proxies will be solicited through the mail and, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services. In addition, the Company has hired Phoenix Advisory Services, LLC to assist in the solicitation and distribution of proxies for the Meeting. The Company will pay Phoenix a fee of approximately $6,500 for its services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to the beneficial owners of the Company’s Common Stock.

Annual Report

The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes, for the fiscal year ended December 31, 2010, as filed with the SEC, accompanies but does not constitute part of this Proxy Statement.

VOTING SHARES AND VOTING RIGHTS

Only holders of record of Common Stock at the close of business on March 31, 2011 (the “Record Date”), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. On that date there were 11,602,905 shares of Common Stock outstanding, which is the only outstanding class of voting securities of the Company. The holders of at least a majority of the outstanding shares of Common Stock must be represented at the Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or nominee that are voted on any matter will be included in determining whether a quorum exists.

Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company. A broker that holds shares in street name for a customer has the authority to vote on certain routine matters if it has transmitted proxy materials to the beneficial owner but has not received voting instructions from that owner, but does not have the authority to vote on non-routine matters. A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares. The ratification of the appointment of the independent registered public accounting firm is the only matter to be presented at the Meeting that is considered routine under applicable rules. The election of directors, the approval of the proposed amendment to the Company’s 2008 Stock Awards and Incentive Plan and the advisory (non-binding) vote regarding the compensation of the Company’s named executive officers are not deemed to be routine matters, so a broker is not permitted to vote on these matters without instructions from the beneficial owner of the shares. If a shareholder holds shares in street name and does not provide voting instructions to its broker, those shares will be counted as broker non-votes for such matters.

Directors will be elected by a plurality of the votes cast in person or by proxy. Accordingly, the eleven nominees receiving the highest number of votes cast by the holders of Common Stock will be elected. There will be no cumulative voting in the election of directors. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees since broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the Meeting.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting is required to ratify the appointment of the independent registered public accounting firm and to approve the proposed amendment to the Company’s 2008 Stock Awards and Incentive Plan. Abstentions will have the effect of a vote against such matters. Broker non-votes will be deemed shares not present to vote on such matters and will not count as votes for or against the proposals and will not be included in calculating the number of votes necessary for approval of such matters. However, since the ratification of the appointment of the independent registered public accounting firm is considered a routine matter under applicable rules and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to exist in connection with such proposal.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting is required to approve the advisory (non-binding) proposal regarding the compensation of the Company’s named executive officers (“say-on-pay”). Broker non-votes will be deemed shares not present to vote on such matter and will not count as votes for or against the proposal and will not be included in calculating the number of votes necessary for approval of such matter. Abstentions will have the effect of a vote against the advisory (non-binding) proposal regarding the compensation of the Company’s named executive officers. Pursuant to the Company’s participation in the United States Treasury Department’s Troubled Asset Relief Program Capital Purchase Program (“CPP”) the Company is required to hold a say-on-pay vote every year until such time as the United States Department of the Treasury (the “U.S. Treasury”) ceases to own any debt or equity securities of the Company acquired pursuant to the CPP (the “CPP Covered Period”).

Item 1.

ELECTION OF DIRECTORS

Election Procedures; Term of Office

In accordance with the Company’s Bylaws, members of the Board are elected annually. The Corporate Governance and Nominating Committee has recommended to the Board, and the Board has approved the nomination of Carin M. Barth, James S. D’Agostino, Jr., Charles W. Jenness, J. Bryan King, Walter M. Mischer, Jr., Preston Moore, Edwin E. Smith, Eugene H. Vaughan, David E. Warden, J. Harold Williams and Randa Duncan Williams to each serve until the next annual meeting of the Company’s shareholders and thereafter until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Following the Meeting the number of directors which comprise the entire Board will be fixed at eleven directors.

The eleven nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by a majority vote of the remaining directors, even if the remaining directors constitute less than a quorum of the full Board. A director appointed by the Board to fill a vacancy will be appointed to serve until the next annual meeting of shareholders.

The biography of each of the director nominees and executive officers set forth below contains information regarding the person’s service as a director and/or executive officer, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance and Nominating Committee and the Board to determine that the person should serve as a director and/or executive officer.

Nominees for Election

The following table sets forth the name, age and positions with the Company and Encore Bank, N.A. (“Encore Bank”) and their respective subsidiaries for each nominee for election as a director of the Company:

Name	Age	Positions with the Company, Encore Bank and subsidiaries
Carin M. Barth	48	Director of the Company and Encore Bank

James S. D’Agostino, Jr.	64	Chairman and Chief Executive Officer of the Company; Chairman of Encore Bank, Town & Country Insurance Agency, Inc. and Linscomb & Williams, Inc.

Charles W. Jenness	71	Director of the Company; Director and Chairman of the Executive Committee of Encore Bank

J. Bryan King	40	Director of the Company and Encore Bank

Walter M. Mischer, Jr.	60	Director of the Company and Encore Bank

Preston Moore	50	Director and President of the Company; Director, President and Chief Executive Officer of Encore Bank

Edwin E. Smith	79	Director of the Company and Encore Bank

Eugene H. Vaughan	77	Director of the Company and Encore Bank

David E. Warden	61	Director of the Company and Encore Bank

J. Harold Williams	58	Director and Executive Vice President of the Company; President and Chief Executive Officer of Linscomb & Williams, Inc.

Randa Duncan Williams	49	Director of the Company and Encore Bank

Carin M. Barth. Mrs. Barth was appointed as a director of the Company and Encore Bank in September 2009. She currently serves as President of LB Capital, Inc., a private equity investment firm she co-founded in 1988. She also serves on the board of directors for Western Refining, Inc. (NYSE: WNR); Capital Bank, SSB; Strategic Growth Banking, LLC; the Methodist Hospital Research Institute; and the Ronald McDonald House of Houston. Mrs. Barth is a Commissioner of the Texas Department of Public Safety and a member of the Young President’s Organization. During 2004-2005, Mrs. Barth took a leave of absence from LB Capital, Inc. to serve as Chief Financial Officer of the U.S. Department of Housing and Urban Development in Washington, D.C. She is a former member of the investment committee for the City of Houston and served as a board member of the Houston Convention Center Hotel Corporation. Mrs. Barth was a director of Amegy Bancorporation, Inc. prior to its acquisition by Zions Bancorporation. She also served as a member of the Board of Regents of Texas Tech from 1999 to 2005, serving as Chairman of the Universities Investment Advisory Committee for its $750 million endowment from 2001-2005 and 2006-2010. Mrs. Barth earned a B.S. degree, Summa Cum Laude, from the University of Alabama and an M.B.A. from Vanderbilt University. The Company believes Mrs. Barth’s qualifications to serve as a director include her service and involvement as a director of Amegy Bancorporation, Inc. and Western Refining, Inc. and of several organizations in and around the Houston area, as well as her experience as Chief Financial Officer of U.S. Department of Housing and Urban Development.

James S. D’Agostino, Jr. Mr. D’Agostino founded the Company in March 2000 and has been Chairman of the Board of Encore Bank since November 1999. He is currently Chairman of the Board of the Company and all subsidiaries and Chief Executive Officer of the Company. Mr. D’Agostino has served as a director of Basic Energy Services, Inc. (NYSE: BAS) since 2004 and currently serves on its compensation and audit committees. From 1986 until 1999, he worked for American General Corporation in Houston, where he held the offices of Vice Chairman and Group Executive—Consumer Finance of American General Financial Group from 1998 until 1999, and President, Member of Office of Chairman and Director from 1997 until 1998. Prior to that, he was the Chairman, President and CEO of American General Life and Accident Insurance Company in Nashville, Tennessee from 1993 until 1997. From 1976 until 1986, he worked for Citigroup, where he established the first private banking office for Citibank outside of New York. Prior to that, he worked for Chase Manhattan Bank from 1974 until 1976 and Fidelity Union Trust Company from 1968 until 1974. Mr. D’Agostino holds a B.S. in economics from Villanova University and a J.D. from Seton Hall University School of Law, and has completed the Advanced Management Program at Harvard Business School. The Company believes Mr. D’Agostino’s qualifications to serve as Chairman and Chief Executive Officer include his many years of experience in banking and financial services and his over ten-year leadership position of the Company and Encore Bank.

Charles W. Jenness. Mr. Jenness has been a director of the Company since September 2000 and a director of Encore Bank since November 1986. He has been employed by Encore Bank as Chairman of the Executive Committee since 2002. In 1989, he founded the Jenness Corporation, an investment firm, where he is currently the Chairman and CEO. Mr. Jenness has been Vice Chairman/Director of Coventry Investments Group since 1991. Since 1997, he has served as a corporate advisor for financial short- and long-range planning to Buffalo Marine Service, Inc. From 1989 to 1991, he was a partner in Centeq Companies, which ultimately became Camden Property Trust. Mr. Jenness served as Chairman of Allied Fairbanks Bank, Houston, Texas, from 1980 to 1989, founder and Chairman of the Board of Superior Derrick Services and past Chairman of Giddings Bancshares, Inc., Giddings, Texas. Mr. Jenness is a prior member and Chairman of the Texas Water Development Board and served under Texas Governors Mark White, Bill Clements, Ann Richards and George W. Bush. Mr. Jenness holds a B.S. from Indiana University in Bloomington, Indiana. The Company believes Mr. Jenness’ qualifications to serve as a director include his many years of service and involvement as a director of the Company and Encore Bank, as well as his prior experience as chairman of several banks.

J. Bryan King. Mr. King has been a director of the Company since September 2000 and of Encore Bank since November 2000. In 1993, he began his investment career with Luther King Capital Management. Mr. King currently serves as Partner and Portfolio Manager for Luther King Capital Management where he is the Managing Partner of LKCM Private Discipline, L.P. and LKCM Capital Group, the alternative asset discipline at LKCM. He is a partner of Bryan King and Mason King Livestock Partnership. Mr. King serves as Chairman or Managing Partner for LKCM Radio Group and Eiger Holdings/Industrial Distribution Group, as a director of Heads Up Technologies, and as a director and advisor for several other public and private businesses, as well as the Tarrant County Boys and Girls Club, Star Foundation/Children’s Scholarship Fund and Fort Worth Zoo. He is actively involved with his alma maters: Princeton University, Texas Christian University and Harvard Business School. He is a Chartered Financial Analyst. The Company believes Mr. King’s qualifications to serve as a director include his many years of service and involvement as a director of the Company and Encore Bank, his experience as Partner and Portfolio Manager for Luther King Capital Management and his service and involvement as a director and advisor to several public and private businesses.

Walter M. Mischer, Jr. Mr. Mischer has been a director of the Company since September 2000 and of Encore Bank since November 2000. He currently serves as President of Mischer Healthcare Services. He co-founded Belmont Village Assisted Living, a seniors’ housing company, and RediClinic, L.L.C. He has been Managing Partner of Mischer Investments, L.P., a mixed-use real estate development company, for the past 25 years. His experience includes the construction or development of projects containing an aggregate of 18 million square feet of office space. During the past ten years, he has guided the strategic planning and development of healthcare facilities with an aggregate value of more than $580 million. Mr. Mischer is the past Chairman and CEO of Hermann Hospital and past Chairman of the Houston Branch of The Federal Reserve Bank, has served as Vice Chairman of the Texas Turnpike Authority and is presently on the board of directors of the Greater Houston Partnership and Houston Trust Company. He received his B.B.A. in finance from the University of Texas. The Company believes Mr. Mischer’s qualifications to serve as a director include his many years of real estate investing experience and his service as a board member of the Greater Houston Partnership.

Preston Moore. Mr. Moore was appointed as a director and President of the Company in July 2009, as well as a director, President and Chief Executive Officer of Encore Bank. Prior to joining the Company and Encore Bank, Mr. Moore was with Amegy Bank of Texas since 2002, most recently serving as Executive Vice President and Manager of the Investment Division. He is actively involved with Memorial Drive Presbyterian Church, volunteers at the Neighborhood Centers, Inc., and recently served on the alumni board of the Kinkaid School and the Board of Directors of the Houston Country Club. He received his B.A. degree from Washington and Lee University and an M.B.A. in finance from the University of Texas. The Company believes Mr. Moore’s qualifications to serve as a director and President of the Company include his many years of banking experience and his service and involvement in the local community.

Edwin E. Smith. Mr. Smith has been a director of the Company since September 2000 and of Encore Bank since November 2000. He is currently retired. Mr. Smith is currently a director of Enterprise Products Holdings LLC (NYSE: EPD). From 1989 to 1990, he served as Executive Vice President of Med Center Bank, where he was Senior Commercial Lender and administered the commercial loan portfolio. Prior to that, he was Executive Vice President of First Interstate Bank (and Allied Bank of Texas prior to it being acquired by First Interstate Bancshares) from 1966 to 1989, where he was Senior Commercial Lender of Allied Bank and served as a member of the bank’s senior loan approval committee. From 1959 to 1966, Mr. Smith was a State Bank Examiner for the Texas Department of Banking. The Company believes Mr. Smith’s qualifications to serve as a director include his many years of prior banking experience, as well as his service and involvement as a director of the Company and Encore Bank.

Eugene H. Vaughan. Mr. Vaughan has been a director of the Company since September 2000 and of Encore Bank since November 2000. He is the founding Chairman of Vaughan Nelson Investment Management, L.P., an investment management firm that originated in Houston in 1970. Mr. Vaughan was also the founding Chairman and Governor of the Association for Investment Management and Research (now the CFA Institute), a past Chairman of the Institute of Chartered Financial Analysts and a past Chairman of the Financial Analysts Federation. Mr. Vaughan has been a Trustee of Vanderbilt University, Nashville since 1972. He is the founding Chairman of the Center for Houston’s Future. Mr. Vaughan holds a B.A. from Vanderbilt University and an M.B.A. from Harvard Business School. The Company believes Mr. Vaughan’s qualifications to serve as a director include his significant experience with Vaughan Nelson Investment Management, L.P., as well as his service and involvement as a director of the Company and Encore Bank.

David E. Warden. Mr. Warden has been a director of the Company since September 2000 and of Encore Bank since November 2000. He is a founding partner of Yetter & Warden, L.L.P. (now known as Yetter Coleman L.L.P.), a Houston-based law firm. He was admitted to the Texas State Bar in 1982 and is licensed to practice in all Texas state courts, the U.S. District Court of Texas (Southern & Western District), the U.S. Fifth Circuit Court of Appeals, the Federal Circuit Court of Appeals and the U.S. Supreme Court. He was formerly a partner at Baker Botts, L.L.P., Houston. He is currently a member of the State Bar of Texas, the Houston Bar Association and the International Bar Association. Mr. Warden is Board Certified with the Texas Board of Legal

Specialization, Civil Trial Law, and has been admitted to practice before the U.S. Patent & Trademark Office. He received a B.A. and M.B.A. in engineering from Purdue University and a J.D. from the University of Virginia School of Law. The Company believes Mr. Warden’s qualifications to serve as a director include his years of service and involvement as a director of the Company and Encore Bank, as well as his years of experience as an attorney.

J. Harold Williams. Mr. Williams is a director and Executive Vice President of the Company, a director Encore Bank and has been with the organization since August 2005. Mr. Williams is a director and President and CEO of Linscomb & Williams, Inc. Mr. Williams is also responsible for the management of the Encore Trust division of Encore Bank. He has been with Linscomb & Williams since 1976. Prior to that, Mr. Williams practiced accounting with J.K. Lasser & Co., CPAs. He received a B.B.A. from the University of Houston, holds the designation of Certified Public Accountant and is a Certified Financial Planner. Mr. Williams is not related to Randa Duncan Williams. The Company believes Mr. Williams’ qualifications to serve as Executive Vice President and a director include his many years of experience with Linscomb & Williams and his proven leadership in the management of Encore Trust.

Randa Duncan Williams. Mrs. Williams has been a director of the Company and Encore Bank since April 2006. She is a director and Chairman of Enterprise Products Company, the majority owner of Enterprise Products Partners L.P. (NYSE: EPD). She is also President of DLD Family Investments LLC, a family asset management company. Mrs. Williams is the Secretary and a director of the Albert and Margaret Alkek Foundation. She has been a member of the Board of Trustees of the Houston Museum of Natural Science since 1995 and previously served as its Chairman. She serves on the Development Board of the University of Texas Health Science Center and on the Board of Trustees of the Manned Space Flight Education Foundation and on the Board of Rice University. Previously, Mrs. Williams practiced law with Butler & Binion, L.L.P. and Brown Sims, P.C. She received her B.A. from Rice University and her J.D. from the University of Houston Law Center. Mrs. Williams is not related to J. Harold Williams. The Company believes Mrs. Williams’ qualifications to serve as a director include her experience as Chairman of Enterprise Products Company, as well as her significant involvement and service as a member of several boards in and around the Houston area.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE TO THE BOARD OF DIRECTORS.

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company and Encore Bank who are not also directors:

Name	Age	Positions with the Company and Encore Bank
L. Anderson Creel	63	Executive Vice President, Chief Financial Officer and Treasurer of the Company and Encore Bank

Carmen A. Jordan	41	Executive Vice President of the Company; Executive Vice President and Chief Lending Officer of Encore Bank

L. Anderson Creel. Mr. Creel is Executive Vice President, Chief Financial Officer and Treasurer of the Company and Encore Bank and has been with the organization since April 2000. He also serves as a director of Linscomb & Williams and Town & Country Insurance Agency, Inc. Mr. Creel has over 30 years of banking experience, including eight years as Chief Financial Officer of Prime Bancshares, Inc., a publicly traded bank holding company prior to its acquisition by Wells Fargo, and previous financial positions with Founders Bank and Trust, First City National Bank, MCorp and United Savings Association. Mr. Creel received his B.S. in accounting from Louisiana Tech University, attended the Banking School of the South at Louisiana State University and is a Certified Public Accountant. The Company believes Mr. Creel’s qualifications to serve as Executive Vice President and Chief Financial Officer include his over 30 years of banking experience and his over eight years of prior experience as Chief Financial Officer of Prime Bancshares, Inc.

Carmen A. Jordan. Mrs. Jordan is Executive Vice President of the Company and Executive Vice President and Chief Lending Officer of Encore Bank and has been with the organization since June 2009. Prior to this, Mrs. Jordan was with Amegy Bank of Texas since 1997, most recently serving as Senior Vice President and Manager of the Corporate Energy Services lending division. Mrs. Jordan received her B.B.A. in finance from Lamar University. The Company believes Mrs. Jordan’s qualifications to serve as Executive Vice President and Chief Lending Officer include her many years of banking experience and her service and involvement with Amegy Bank.

Each executive officer of the Company is elected by the Board and each officer of Encore Bank is elected by the Board of Directors of Encore Bank and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board held seven meetings during 2010. No director attended less than 75% of the aggregate of the (1) total number of meetings of the Board and (2) total number of meetings held by committees on which he or she served.

Board Leadership Structure

The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying corporate priorities and leading the discussion and execution of strategic initiatives. This combined role of Chairman and Chief Executive Officer promotes strategic development and execution, and facilitates information sharing between management and the Board, both of which are essential to effective governance. One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The combined role of Chairman and Chief Executive Officer, in the Board’s opinion, is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board appoints a lead independent director who presides over executive sessions held by the independent directors. In addition, the lead independent director sets agendas for the executive sessions and oversees strategy sessions. In 2010, Walter M. Mischer, Jr. served as the Company’s lead independent director.

Oversight of Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s asset quality, securities portfolio, capital, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Corporate Governance and Nominating Committee manages risks associated with management, including the independence of the Board and succession planning. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Committees of the Board

The Company’s Board has three committees, the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, each of which is described below.

Audit Committee. The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the Company’s financial reports and other financial information provided to shareholders and others, the Company’s internal controls and audit, accounting and financial reporting processes generally. The Audit Committee reports to the Board concerning these matters. In addition, the Audit Committee reviews and discusses with management and the independent registered public accounting firm the Company’s interim and annual financial results and the interim and annual financial statements prior to the filing of the Company’s Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. The Audit Committee operates pursuant to a written charter which is available on the Company’s website at www.encorebank.com, under the Investor Relations page.

The duties of the Audit Committee include, among other things:

•	appointing, evaluating the qualifications and independence of and determining the compensation of the Company’s independent auditors;

•	reviewing and approving the scope of the Company’s annual audit, the audit fees and financial statements;

•	reviewing disclosure controls and procedures, internal control over financial reporting, the internal audit function and corporate policies with respect to financial information;

•	reviewing critical accounting policies, any significant changes in accounting principles, policies, controls and procedures and the quality and appropriateness of the Company’s accounting principles;

•	reviewing other risks that may have a significant impact on the Company’s financial statements;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters; and

•	performing annual evaluations of the performance of the Audit Committee and the adequacy of the Audit Committee charter.

The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting and legal and regulatory compliance. To satisfy these oversight responsibilities, the Audit Committee meets regularly with the Company’s Chief Financial Officer, Chief Compliance Officer director of internal audit, independent registered public accounting firm and management. The Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the internal auditors and the independent registered public accounting firm, the status of material litigation, accounting changes that could affect the Company’s financial statements and proposed audit adjustments.

The Audit Committee is comprised of David E. Warden (Chairman), Carin M. Barth, J. Bryan King and Edwin E. Smith, each of whom the Board has determined is an independent director in accordance with the NASDAQ Global Market listing standards and Section 10A of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Board has also determined that Mr. King and Mrs. Barth each qualify as an “audit committee financial expert” as that term is defined under the rules of the SEC, and that each member of the Audit Committee is able to read and understand fundamental financial statements and has substantial business experience and a level of experience and knowledge necessary to meet the requisite “financial sophistication” qualifications under the rules of the NASDAQ Global Market. Accordingly, the Board has determined that the directors who serve on the Audit Committee have sufficient knowledge and experience to fulfill the duties and obligations of the Audit Committee. The Audit Committee held six meetings during 2010.

Compensation Committee. The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of the Chief Executive Officer and other named executive officers of the Company and certain other officers of Encore Bank and its subsidiaries, and is responsible for establishing policies dealing with various compensation and employee benefit matters. The Compensation Committee operates pursuant to a written charter which is available on the Company’s website at www.encorebank.com, under the Investor Relations page.

The duties of the Compensation Committee include, among other things:

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evaluating the performance of the Chief Executive Officer and, with the guidance of the Chief Executive Officer, the performance of the Company’s other named executive officers and the executive officers of Encore Bank and its subsidiaries;

•	overseeing the administration of the Company’s employee benefit and incentive plans, policies and programs, including the Encore Bancshares, Inc. 2000 Stock Incentive Plan, as amended

(the “2000 Plan”), and the Encore Bancshares, Inc. 2008 Stock Awards and Incentive Plan (the “2008 Plan” and together with the 2000 Plan, the “Incentive Plans”), and making recommendations to the Board as to the grant of options and awards to eligible participants under those plans;

•	reviewing and approving, as appropriate, employment and/or change in control agreements, including any contractual commitments or agreements with employees;

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evaluating, reviewing and discussing the Compensation Discussion and Analysis (“CD&A”) with management and determining whether to recommend to the Board to include the CD&A in the Company’s annual proxy statement;

•	preparing the Compensation Committee Report to be included or incorporated by reference in the Company’s annual proxy statement or Annual Report on Form 10-K; and

•	performing annual evaluations of the performance of the Compensation Committee and the adequacy of the Compensation Committee charter.

The Compensation Committee is responsible for risks relating to employment policies and the Company’s compensation and benefits systems. To assist it in satisfying these oversight responsibilities, the Compensation Committee meets regularly with management to understand the financial, human resources and shareholder implications of compensation decisions being made. Additionally, because of the Company’s participation in the CPP, the Compensation Committee is responsible for ensuring that the Company’s compensation plans and arrangements do not create inappropriate risks. As required by Section 111 of the Emergency Economic Stabilization Act of 2008, as amended and implemented by guidance or regulation thereunder (“EESA”), the Compensation Committee meets at least once every six months in order to:

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review with the Company’s senior risk officers the compensation plans for the named executive officers and make all reasonable efforts to ensure that these plans do not encourage the named executive officers to take unnecessary and excessive risks that threaten the value of the Company;

•	review with the Company’s senior risk officers the Company’s employee compensation plans and make all reasonable efforts to limit any unnecessary risks that these plans pose to the Company; and

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review the Company’s employee compensation plans to eliminate any features of these plans that would encourage the manipulation of the Company’s reported earnings to enhance the compensation of any employee.

The Compensation Committee consists of Walter M. Mischer, Jr. (Chairman), J. Bryan King, Eugene H. Vaughan and Randa Duncan Williams, each of whom the Board has determined is an independent director in accordance with the NASDAQ Global Market listing standards. The Compensation Committee held four meetings during 2010 to review such compensation and employee benefit matters.

Corporate Governance and Nominating Committee. The primary purpose of the Corporate Governance and Nominating Committee is to assist the Board in identifying qualified individuals to become directors and to maintain and update the Company’s various corporate governance guidelines and policies as necessary. The Corporate Governance and Nominating Committee operates pursuant to a written charter which is available on the Company’s website at www.encorebank.com, under the Investor Relations page.

The duties of the Corporate Governance and Nominating Committee include, among other things:

•	recommending to the Board the slate of director nominees for election at the annual meeting of shareholders;

•	establishing criteria for selecting new directors;

•	assisting the Board in making a determination of each outside director’s “independence” in accordance with the NASDAQ Global Market listing standards;

•	reviewing the backgrounds and qualifications of possible candidates for director positions;

•	formulating and recommending to the Board for adoption a policy regarding the consideration of nominees proposed by shareholders for election to the Company’s Board;

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adopting procedures regarding the submission of shareholder nomination requests to the Corporate Governance and Nominating Committee, including requirements related to the timing, manner, form and substance of such recommendations;

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formulating and overseeing procedures to facilitate shareholder communications with the Board, including requirements related to the timing, manner, substance, collection and response to such communications;

•	reviewing and recommending policies applicable to corporate governance;

•	regularly reviewing issues and developments related to corporate governance and recommending corporate governance standards to the Board;

•	soliciting input from the directors and, on an annual basis, conducting a review of the effectiveness of the operation of the Board and its committees; and

•	performing annual evaluations of the performance of the Corporate Governance and Nominating Committee and the adequacy of the Corporate Governance and Nominating Committee charter.

The Corporate Governance and Nominating Committee is also responsible for oversight of risks relating to management and Board succession planning, the independence of the Board and potential conflicts of interest, and shareholder responses to the Company’s business practices. To satisfy these oversight responsibilities, the Corporate Governance and Nominating Committee receives regular reports from officers of the Company responsible for each of these risk areas on matters such as succession planning programs and goals, trends in risk levels, and related risk management activities.

The Corporate Governance and Nominating Committee consists of Randa Duncan Williams (Chairman), Walter M. Mischer, Jr., and David E. Warden, each of whom the board has determined is an independent director in accordance with the NASDAQ Global Market listing standards. The Corporate Governance and Nominating Committee held two meetings in 2010.

The Corporate Governance Guidelines are available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.encorebank.com.

Director Nominations Process

The Corporate Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the Board. The Corporate Governance and Nominating Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board and meet the criteria for nominees considered by the committee. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Corporate Governance and Nominating Committee does not perceive a need to further increase the size of the Board. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, the Corporate Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below in the section titled “Procedures to be Followed by Shareholders.”

Criteria for Director Nominees. The Corporate Governance and Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board. The Corporate Governance and Nominating Committee considers the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Corporate Governance and Nominating Committee deems relevant, including age, size of the Board and regulatory disclosure obligations. The Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the Board and Corporate Governance and Nominating Committee believe that it is essential that the Board members represent diverse viewpoints.

The Corporate Governance and Nominating Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board at the time. The Corporate Governance and Nominating Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the regulations of the SEC.

In addition, prior to nominating an existing director for re-election to the Board, the Corporate Governance and Nominating Committee considers and reviews an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Director Nominees. Pursuant to the Corporate Governance and Nominating Committee Charter as approved by the Board, the Corporate Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board. The process that the Corporate Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board is set forth below.

Identification. For purposes of identifying nominees for the Board, the Corporate Governance and Nominating Committee will rely on personal contacts of the members of the Board, as well as their knowledge of members of Encore Bank’s local communities. The Corporate Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below in the section titled “Procedures to be Followed by Shareholders.” The Corporate Governance and Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation. In evaluating potential nominees, the Corporate Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the Board by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Corporate Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Procedures to be Followed by Shareholders. Any shareholder of the Company may recommend to the Corporate Governance and Nominating Committee one or more persons as a nominee for election as a director of the Company at an annual meeting of shareholders if the shareholder complies with the prior notice and information provisions contained in the Company’s Bylaws. Currently, in order for a director nomination to be timely, a shareholder’s notice to the Company must be received at the Company’s offices not less than 120 days in advance of the first anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. To submit a nomination of a director candidate, a shareholder must submit the following information in writing, addressed to the Chairman of the Corporate Governance and Nominating Committee, care of the Corporate Secretary, at the Company’s main office:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

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a representation that the shareholder is a holder of record of stock of the Company entitled to vote at the annual meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

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if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

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such other information regarding each nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor regulation thereto (including such person’s notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected).

A nomination of any person not made in compliance with the foregoing procedures shall not be eligible to be voted upon by the shareholders at the meeting.

If the Corporate Governance and Nominating Committee receives a director nomination from a shareholder or group of shareholders who (individually or in the aggregate) beneficially owned greater than 5% of the Company’s outstanding Common Stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and shareholder or group of shareholders recommending the candidate and will disclose in its proxy statement whether the Corporate Governance and Nominating Committee chose to nominate the candidate, as well as certain other information.

Shareholder Communications with Directors; Director Attendance at Annual Meeting

The Board will give appropriate attention to written communications received from shareholders, and will respond if and as appropriate. Shareholders or other interested parties can contact any director or committee of the Board by writing to them in care of Rhonda L. Carroll, Corporate Secretary, Encore Bancshares, Inc., Nine Greenway Plaza, Suite 1000, Houston, Texas 77046. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will generally be referred to the Corporate Governance and Nominating Committee.

In addition, the Board encourages directors to attend the annual meeting of shareholders. Ten of the Company’s directors attended the Company’s 2010 annual meeting of shareholders held on May 13, 2010.

Code of Ethics

The Company’s Board has adopted a Code of Ethics that applies to all directors, officers and employees, including the Company’s Chairman, Chief Executive Officer, President and senior financial officers. The Code of Ethics is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.encorebank.com.

Director Independence

During the review by the Company’s Board of director independence, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under the section titled “Certain Relationships and Related Party Transactions” below. The Board also considered whether there were any transactions or relationships between any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that the following directors are independent directors under the listing standards of the NASDAQ Global Market: Carin M. Barth, J. Bryan King, Walter M.

Mischer, Jr., Edwin E. Smith, Eugene H. Vaughan, David E. Warden, and Randa Duncan Williams. Messrs. D’Agostino, Jenness, Moore and Williams are not independent because of their positions with the Company or one of its subsidiaries.

Executive Sessions

The independent directors of the Company hold executive sessions from time to time, generally at the conclusion of regular meetings of the Board without the Chief Executive Officer or any other member of management present. Walter M. Mischer, Jr. serves as the Company’s lead independent director and presides at all of these executive sessions. During 2010, the independent directors held two executive sessions.

DIRECTOR COMPENSATION

During 2010, each non-employee director of the Company received a fee of $1,000 for each meeting of the Company’s Board attended. In addition, members of each committee of the Company’s Board received $500 for each meeting attended, and the Chairman of each committee received a fee of $1,000 for each meeting he or she chaired. The Company reimburses directors for travel expenses incurred in connection with attending board, committee and shareholder meetings and for other business-related expenses.

All of the members of the Company’s Board are also members of the Board of Directors of Encore Bank and each non-employee director of Encore Bank received a fee of $2,000 for each meeting of Encore Bank’s Board of Directors attended. Mr. Smith and Mrs. Barth serve on the Board Compliance Committee of Encore Bank and received a fee of $750 for each meeting attended. Messrs. D’Agostino, Jenness, Moore and Williams are employed by the Company and do not receive any compensation for their service on the Board of Directors of the Company or Encore Bank.

In addition to the director fees listed above, in March 2010 the Compensation Committee recommended, and the Board approved, an award of 4,000 shares of restricted stock to each non-employee director of the Company pursuant to the 2000 Plan. The forfeiture restrictions with respect to the restricted stock awards will lapse on April 1, 2013.

The following table contains information concerning the compensation of the directors of the Company for the fiscal year ended December 31, 2010:

Director Compensation for the Fiscal Year Ended December 31, 2010

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Carin M. Barth	$32,500	$37,800	$70,300
J. Bryan King	24,000	37,800	61,800
Walter M. Mischer, Jr.	24,000	37,800	61,800
Edwin E. Smith	32,500	37,800	70,300
Eugene H. Vaughan	20,000	37,800	57,800
David E. Warden	26,000	37,800	63,800
Randa Duncan Williams	19,000	37,800	56,800

(1)	Includes $22,500 in fees paid to each of Mrs. Barth and Mr. Smith, $12,000 in fees paid to each of Messrs. King, Mischer, Vaughan, and Warden, and $10,000 in fees paid to Mrs. Williams for service as a director of Encore Bank in 2010. For the year ended December 31, 2010, no director received compensation in the form of perquisites or personal benefits.

(2)	Represents the aggregate grant date fair value of restricted stock awarded pursuant to the 2000 Plan in the fiscal year ended December 31, 2010, which was computed in accordance ASC Topic 718.

Indemnity Agreements

The Company has entered into indemnity agreements with each of its directors. The indemnity agreements provide for indemnification against certain costs incurred by each director, including the advancement of reasonable expenses, made or threatened to be made a party to a proceeding because of his or her official capacity as a director, officer or employee of the Company. Indemnification is not provided for willful or intentional misconduct in the performance of indemnitee’s duties to the Company. The indemnity agreements provide for indemnification to the fullest extent permitted by Texas law, subject to the rules of the Federal Deposit Insurance Corporation that may prohibit or limit an indemnification payment to an institution-affiliated party under certain circumstances.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

The CD&A described below relates to the compensation decisions made by the Compensation Committee and the Company with respect to the Company’s 2010 compensation of its named executive officers. As described below, significant restrictions have been imposed on the compensation of the Company’s named executive officers due to the Company’s participation in the CPP. The Compensation Committee considered these new limits relative to the 2010 compensation program and will continue to do so during the remaining time period of the Company’s participation in the CPP.

U.S. Treasury’s Capital Purchase Program and Other Regulations

In December 2008, the Company elected to accept $34.0 million of capital made available under the CPP. As a result of the Company’s participation in the CPP, the Company agreed that, until such time as the U.S. Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the CPP, the Company will take all necessary action to ensure that the Company complies with executive compensation and corporate governance standards imposed by Section 111 of the EESA, and has agreed not to adopt any benefit plans with respect to, or which cover, its senior executive officers that do not comply with the EESA. The standard that has the largest influence on the Company’s compensation structure is a prohibition on paying bonuses, retention awards and incentive compensation, other than limited amounts of long-term restricted stock or pursuant to certain preexisting employment contracts, to the Company’s five most highly compensated employees.

In connection with the Company’s participation in the CPP, each of the Company’s named executive officers has either (1) executed a waiver voluntarily waiving any claim against the U.S. Treasury or the Company for any changes to such named executive officer’s compensation or benefits that are required to comply with the EESA and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements as they relate to the CPP Covered Period, (2) entered into a letter agreement with the Company agreeing to amend the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements with respect to such named executive officer as may be necessary, during the CPP Covered Period, to comply with Section 111 of the EESA, and/or (3) entered into an agreement with the Company which reflects the necessary provisions to comply with Section 111 of the EESA during the CPP Covered Period.

In June 2010, the Federal Reserve, OCC and FDIC issued comprehensive final guidance on incentive compensation policies intended to ensure that the incentive compensation policies of banking organizations do not undermine the safety and soundness of such organizations by encouraging excessive risk-taking. The guidance, which covers all employees that have the ability to materially affect the risk profile of an organization, either individually or as part of a group, is based upon the key principles that a banking organization’s incentive compensation arrangements should (1) provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage risks, (2) be compatible with effective internal controls and risk management, and (3) be supported by strong corporate governance, including active and effective oversight by the organization’s board of directors. Also, on February 7, 2011 the FDIC proposed an interagency rule to implement certain incentive compensation requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Under the proposed rule, financial institutions must prohibit incentive-based compensation arrangements that encourage inappropriate risk taking that are deemed excessive or that may lead to material losses.

Role of Compensation Committee

The Compensation Committee of the Board is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. In addition, the Compensation Committee considers the anticipated tax treatment of the Company’s executive compensation program. Walter

M. Mischer, Jr. (Chairman), J. Bryan King, Eugene H. Vaughan and Randa Duncan Williams, each of whom the Board has determined to be an independent director, as defined in the NASDAQ Global Market listing standards, serve on the Compensation Committee. This CD&A describes the components of the Company’s compensation program for its named executive officers and describes the basis on which the 2010 compensation determinations were made by the Compensation Committee with respect to the Chief Executive Officer, President, Chief Financial Officer and the other named executive officers of the Company.

The Compensation Committee also attempts to balance the interests of shareholders, regulators, and other interested parties. Since 2009, the Company has provided an annual say-on-pay advisory vote regarding executive compensation of its named executive officers. The Company received majority approval in both 2009 and 2010. In 2010, 99.5% of the shares of Common Stock entitled to vote and present in person or by proxy at the annual meeting voted in favor of the Company’s named executive officer compensation. The Company did not make any changes to its compensation policies as a result of these votes.

Overview of Compensation Policies and Objectives

The Company’s intent regarding compensation of named executive officers is to provide salary levels and incentive compensation opportunities that (1) are competitive within the markets as defined in the section titled “Benchmarking and Use of Peer Companies” below, (2) attract and retain individuals of outstanding ability in these key positions, and (3) are designed to align the executives’ incentives with the Company’s short-term and long-term goals, including strong pay-for-performance recognition for both individual performance and Company performance relative to the performance of other companies of comparable size and complexity.

Role of Executives and Board in Establishing Compensation

The Compensation Committee analyzes and makes all final decisions with respect to compensation of the named executive officers. The Chief Executive Officer provides input regarding the performance of the other named executive officers of the Company and makes recommendations to the Compensation Committee for compensation amounts payable to the other named executive officers. The Chief Executive Officer is not involved with any aspect of determining his own pay. The Compensation Committee recommends to the Board all stock awards and option grants for the named executive officers. The Board approves all stock awards and all option grants under the Incentive Plans. The Compensation Committee, based on input from discussions with other persons and advisors as it deems appropriate, reviews the performance and compensation of the Chief Executive Officer and determines his level of compensation.

Administration of Executive Compensation

In reviewing the 2010 compensation of the Company’s named executive officers, the Compensation Committee reviewed all components of their respective compensation, including base salary, short-term incentive bonus, long-term equity incentive compensation and the projected payout obligations that may be owed in certain circumstances under any existing employment or change in control agreement. In addition, the Compensation Committee reviewed each executive officer’s compensation history and comparative performance information.

Role of Consultants

The Compensation Committee retained Pearl Meyer & Partners, an independent compensation consultant who reports directly to the Compensation Committee, to assist the Compensation Committee in the evaluation of executive compensation by providing market data, best practices information, and other consulting services. Pearl Meyer & Partners provides benchmark data related to base compensation, short-term incentives and long-term incentives for executive officers of bank holding companies of similar size and location to the demographics of the Company. Pearl Meyer & Partners has been engaged by the Compensation Committee to provide similar services since 2007.

Pearl Meyer & Partners was additionally engaged to provide guidance and assistance in conducting a risk assessment of the Company’s 2010 compensation plans. No other services were provided by Pearl Meyer & Partners to the Compensation Committee, the Board or management of the Company or Encore Bank.

Benchmarking and Use of Peer Companies

The Compensation Committee selected a peer group to benchmark executive compensation and reviews that peer group annually. The benchmarking and compensation evaluation process utilized to monitor the competitive market for the Company’s named executive officers consists of surveys of the retail and community banking sector and peer company proxy data. The Compensation Committee does not limit the evaluation process to data alone. It looks at individual performance, current salary levels and internal equity in weighing all the data. It monitors best practices from various sources such as the National Association of Corporate Directors, the American Bankers Association, proxy data and various publications.

The 2010 peer group was comprised of bank holding companies that are of similar size and location to the demographics of the Company. Peer company selection is made on the basis of a combination of the following factors, the majority of which would apply in most instances:

•	banks with which the Company competes for talent;

•	small- to mid-sized community banks operating in Texas and the southwest region;

•	banks that analysts may track for performance against the Company;

•	banks that could or do experience similar market cycles as the Company;

•	banks that are of a similar size in deposits/assets to a fixed multiple of that of the Company;

•	banks that are direct competitors for the client market and that fit most of the above categories; and

•	banks with similar business models.

The companies used in the peer group have an operating footprint that is similar or close to the operations of the Company. Since levels of compensation are correlated to company size, data regression was used, where appropriate, to size-adjust data for better applicability. The peer group that met such criteria at the time of selection by the Compensation Committee is presented below.

Bank Holding Company	Assets as of Dec. 31, 2010	Headquarters
	(in millions)
Bank of the Ozarks	$3,274	Little Rock, AR
First Financial Bankshares, Inc.	$3,776	Abilene, TX
Home Bancshares, Inc.	$3,763	Conway, AR
MetroCorp Bancshares, Inc.	$1,559	Houston, TX
Mid South Bancorp, Inc.	$1,002	Lafayette, LA
Prosperity Bancshares, Inc.	$9,477	Houston, TX
Southside Bancshares, Inc.	$3,000	Tyler, TX
Sterling Bancshares, Inc.	$5,192	Houston, TX
Tennessee Commerce Bancorp	$1,453	Franklin, TN
Texas Capital Bancshares, Inc.	$6,446	Dallas, TX
ViewPoint Financial Group	$2,942	Plano, TX

Summary of 2010 Compensation Decisions

During 2010, the Compensation Committee applied the compensation principles described above and determined a level of compensation which it believes to be competitive for each named executive officer based on information drawn from a variety of sources, including proxy statements of the peer group companies and surveys of community banking organizations. Since the latter half of 2008, the Texas economy has slowed and problems in other parts of the country have had a negative impact on the Company’s overall performance. Accordingly, the components of the named executive officers’ 2010 compensation tied to Company performance were impacted as well. Lastly, as described above in the section titled “U.S. Treasury’s Capital Purchase Program and Other Regulations,” the Company is subject to various limitations and restrictions on executive compensation based on its participation in the CPP, which significantly impacted the 2010 compensation of the named executive officers.

In summary, the 2010 compensation decisions for the named executive officers were as follows:

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All of the named executive officers were employed by the Company throughout the entire year. Messrs. D’Agostino, Creel and Moore and Mrs. Jordan did not receive a short-term incentive bonus. No long-term stock awards were given to Messrs. D’Agostino, Creel and Williams.

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Mr. Williams received a 19.5% salary increase effective January 1, 2010, as well as a short-term incentive bonus based on performance of Linscomb & Williams for the fiscal year ended December 31, 2010, which was paid on March 15, 2011, pursuant to the terms of his employment agreement.

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Pursuant to the terms of their agreed compensation arrangements, Mr. Moore and Mrs. Jordan received a 62.0% and 67.0% salary increase, respectively, as well as a grant of restricted stock issued pursuant to the Company’s 2008 Plan with vesting to occur 50% beginning April 1, 2012, 25% on April 1, 2013 and 25% on April 1, 2014 (subject to certain transfer restrictions as may be required to comply with EESA).

Elements of Compensation

During 2010, the executive compensation program for the Company’s named executive officers included five principal elements that, taken together, constitute a flexible and balanced method of establishing total compensation. These elements are:

•	base salary;

•	short-term incentive bonuses;

•	long-term equity based incentive awards;

•	401(k) plan; and

•	employee benefit plans provided to all full-time employees.

The compensation program for the Company’s named executive officers during 2010 included only very limited perquisites not offered to employees generally. As a result of the Company’s participation in the CPP, the Company is prohibited from utilizing short-term incentive bonuses and certain types of long-term equity incentive awards as components of its compensation programs for its five most highly compensated employees (“MHCE”) during the CPP Covered Period. Messrs. D’Agostino, Moore and Mrs. Jordan were among the Company’s MHCEs for fiscal year 2010.

Base Salary

Base salaries provide the named executive officers with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. The Compensation Committee establishes base salary levels for each named executive officer by comparison with competitive salary levels paid to similarly situated executives at the bank holding companies in Texas and the southwest region that the Company considers to be peer companies. Base salaries are determined by the position’s scope and responsibilities, the named executive officer’s general performance level and the relative salaries of peers and other members of the executive team. The Company’s base salaries approximate the median level of the competitive rates discussed above and are adjusted based on factors such as individual experience, individual performance, individual potential, cost of living considerations and specific issues particular to the Company, as well as the Compensation Committee’s subjective judgment.

The Compensation Committee monitors the base salary levels and various incentives of the Company’s named executive officers to ensure that overall compensation is consistent with its objectives and remains competitive within the Company’s peer group. In setting the goals and measuring a named executive officer’s performance against those goals, the performance of competitors and general economic and market conditions are considered. The Compensation Committee also took into consideration the fact that it could not approve any cash incentives to the Company’s MHCEs and that the value of equity awards it could approve in 2010 was also limited pursuant to its participation in the CPP and compliance with EESA.

During 2010, Mr. D’Agostino did not receive an adjustment to his base salary. Messrs. Creel and Moore and Mrs. Jordan received a 3.6%, 62.0% and 67.0% increase in base salary, respectively, and Mr. Williams received a 19.5% increase in his base salary pursuant to the terms set forth in his employment agreement.

Short-Term Incentive Bonus

The purpose of the short-term incentive bonus is to provide motivation toward, and reward the accomplishment of, business unit and corporate annual objectives and to provide a competitive compensation package that will attract, reward and retain individuals of the highest quality.

When determining the amount of the short-term incentive bonus to be paid, if any, for services provided during 2010, the Compensation Committee used the target award percentages and award weightings set forth in the Company’s 2010 Performance Incentive Plan (“PIP”), which was adopted by the Board in April 2010. The PIP provides for a target award (set as a percentage of an officer’s base salary) comprised of a short-term component and a long-term component, each assigned a separate weight which aggregate 100% of the target award. For 2010, the short-term component comprised 20% of the total target award for Mr. D’Agostino, 25% for Mr. Creel, and 67% for Mr. Moore and Mrs. Jordan. The maximum incentive compensation for Mr. Williams is set forth in the terms of his employment agreement and does not differentiate between short-term and long-term components. The PIP, the target award percentages and the performance measures used are described below in more detail in the section titled “—Performance Incentive Plan.” In setting the performance measures and evaluating a named executive officer’s performance against those measures, the performance of competitors and general economic and market conditions are considered.

As a result of the Company’s 2010 performance falling below the established performance measures for the short-term component of the PIP and the prohibition on the Company’s accrual or payment of short-term incentive bonuses to certain individuals pursuant to its participation in the CPP, Messrs. D’Agostino, Moore, Creel and Mrs. Jordan did not receive a short-term incentive bonus for 2010. Mr. Williams was not a MHCE for 2010 and received a short-term incentive bonus pursuant to the criteria set forth in his employment agreement based on the 2010 performance of Linscomb & Williams.

Long-Term Equity Based Incentive Compensation

The Company considers long-term equity incentive compensation to be critical to the alignment of executive compensation with shareholder value creation. Therefore, a market competitive long-term incentive component is an integral part of the overall executive compensation program. Long-term incentive compensation is used to focus management’s attention on the Company’s performance over a period of time longer than one year in recognition of the long-term horizons for return on investments and strategic decisions in the financial services industry. The program is designed to motivate management to assist the Company in achieving a high level of long-term performance and serves to link this portion of executive compensation to long-term shareholder value. The Compensation Committee generally attempts to provide the named executive officers with a total compensation package that is competitive and reflective of the performance achieved by the Company compared with its peers, and is typically weighted toward long-term incentives. Aggregate stock or option holdings of the named executive officer have no bearing on the size of a performance award.

When determining the amount of long-term equity based compensation to award to the named executive officers, the Compensation Committee used the target award percentages and award weightings set forth in the PIP. For 2010, the long-term component comprised 80% of the total target award for Mr. D’Agostino, 75% of the total target award for Mr. Creel and 33% of the total target award for Mr. Moore and Mrs. Jordan pursuant to their agreed compensation arrangements. The maximum incentive compensation for Mr. Williams is set forth in the terms of his employment agreement and does not differentiate between short-term and long-term components. All long-term equity based awards in connection with the PIP are made under the shareholder approved 2008 Plan, which permits the granting of any or all of the following types of awards: stock options, stock appreciation rights, restricted stock, performance awards and phantom stock. The Company also maintains the 2000 Plan.

During 2010, no stock options were granted to the named executive officers of the Company under the PIP. Mr. Moore and Mrs. Jordan, received 10,000 shares and 8,000 shares of restricted stock, respectively, under the Company’s 2008 Plan pursuant to their agreed compensation arrangements. None of the other named executive officers of the Company received any restricted stock awards during 2010.

As of March 31, 2011, 526,250 options and 582,748 shares of restricted stock were outstanding under the Incentive Plans, of which 76,500 options and 143,590 shares of restricted stock were held by named executive officers of the Company.

Performance Incentive Plan

The PIP is designed to motivate and recognize achievement of the named executive officers, members of management and other employees who participate in it. It is composed of quantitative business financial objectives and personal objectives which are established in the beginning of each plan year.

There are seven separate business unit plans, the measures of which are linked to and affect the overall corporate financial objectives. Each business unit plan is developed annually in a formal process with the Chief Executive Officer and management of that business unit, memorialized into performance measures and consolidated into the PIP. The consolidated PIP is approved annually by the Chief Executive Officer, submitted to the Compensation Committee for approval and disseminated to the PIP participants. Employee participation is based on the position, contribution level, specific unit or branch and recommendations of the respective unit manager(s). Performance results and objectives are then reviewed after the end of the fiscal year to formulate the actual awards.

Upon submission of the results of the applicable performance measures from the previous year, the Compensation Committee evaluates performance for the period and retains discretion as to the effects of extraordinary circumstances and performance outcomes and also may make supplementary discretionary awards where and when merited. The awards under the PIP are comprised of a short- and long-term component, each assigned a separate weight which aggregate 100% of the target award. Awards under the PIP made to non-executive officers and other employees have monthly, quarterly and annual components while the awards granted to executive officers, including the named executive officers, are made only on an annual basis.

For the Company’s named executive officers, the PIP provides for potential target award values which are expressed as a percentage of the executive’s base salary. These target award values, after the performance determination, could result in payout of short-term cash incentive awards and long-term equity incentive awards, as described above. The target levels, award payout weightings and measures established for 2010 for each of the named executive officers are set forth in the following table:

Performance Incentive Plan Provisions

Named Executive Officer	Target Award (as a % of Base Salary)	Award Payout Weightings		Performance Measures
		Short-Term Incentive	Long-Term Incentive
James S. D’Agostino, Jr.	100%	20%	80%	Problem Loan Resolution Loan Portfolio Management DDA/Interest Checking Earnings Qualitative

L. Anderson Creel	40%	25%	75%	Problem Loan Resolution Loan Portfolio Management DDA/Interest Checking Earnings Qualitative

Preston Moore	100%	67%	33%	Problem Loan Resolution Loan Portfolio Management DDA/Interest Checking Earnings Qualitative

Carmen A. Jordan	90%	67%	33%	Problem Loan Resolution Loan Portfolio Management DDA/Interest Checking Earnings Qualitative

J. Harold Williams (1)	112%	N/A	N/A	Return on capital by Linscomb & Williams

(1)	Mr. Williams’ employment agreement in effect in 2010 sets out specific criteria based on return on capital by Linscomb & Williams.

Overall, the award payout weightings total to 100% of the target award. The target award for each executive is adjusted for areas of responsibility and can vary above or below the percentage of base salary shown above if such executive exceeds or only nearly achieves the set performance measures. The target for each performance measure and the specified weight assigned to each performance measure for 2010 is set forth in the table below.

Performance Measure	Weight	Target
Problem Loan Resolution	25.0%
Criticized loan reduction		N/A
Accurate loan grading		N/A
Qualitative adjustment		N/A
Loan Portfolio Management
Target outstanding	20.0%	$1.0 billion
Deposits
DDA/Interest checking balances	25.0%	$361.0 million
Earnings
Pre-tax pre-provision	12.5%	$12.2 million
Earnings available to common	6.25%	($3.1 million	)
Earnings per share	6.25%	($0.29)
Qualitative
Discretionary factor	5.0%

As a result of the Company’s 2010 performance falling below the established performance measures and the prohibition on the Company’s accrual or payment of annual cash and certain equity incentives to certain individuals pursuant to its participation in the CPP, no short-term incentive payments were made to the named executive officers pursuant to the PIP. Mr. Williams received a short-term incentive bonus for 2010 pursuant to the terms of his employment agreement, which was not prohibited under CPP.

Difficulty of Achievement

The Company operates in a very competitive environment in all of its locations, competing in markets in populated and expanding urban centers where its clients have a vast array of retail banking opportunities and venues. Running a community bank profitably and growing its loans and deposit portfolio is a difficult task and the PIP is structured to recognize success and not just static performance. Historically, some units have performed well and others have had more of an operational challenge. The performance measures and target award values are not constructed to ensure an incentive payout, but to establish the overall financial performance objectives and expected performance outcome of each business unit. The program and the underlying objectives of the PIP do not guarantee any payout and there is a strong likelihood that amounts below target awards may be earned because performance measures in the operating units are based upon growth-related objectives (deposits and loans, for example) and not static measures. These growth-related measures are linked to the Company’s overall financial measures described above.

401(k) Plan

The Company does not provide retirement benefits to the named executive officers other than through its contributory profit sharing plan, established pursuant to Internal Revenue Code Section 401(k), covering substantially all employees. Under the 401(k) Plan, the Company has discretion to make matching contributions. Currently, the Company matches 100% of an employee’s contributions to the 401(k) Plan, including contributions made by the named executive officers, up to 3% of base salary, not to exceed the annual Internal Revenue Service contribution limit, excluding catch up contributions.

Benefits upon a Change in Control Termination

In 2004, Messrs. D’Agostino and Creel each entered into a change in control agreement with the Company. Each of these agreements was amended and restated on July 16, 2007 to implement provisions required under

Section 409A of the Internal Revenue Code of 1986, as amended. On March 15, 2010, the Company entered into change in control agreements with Mr. Moore and Mrs. Jordan and amended and restated Messrs. D’Agostino’s and Creel’s July 2007 agreements to implement provisions required by the EESA pursuant to the Company’s participation in the CPP. The agreements have a five-year duration and provide for, among other things, a payment to each respective officer equal to the sum of two times such officer’s base salary plus two times the average of all bonus and other incentive payments received by him or her for the last two fiscal years, such payment to be made upon termination of employment following a change in control. Mr. Williams has an employment agreement with the Company which contains the change in control benefits described above. At the end of their respective terms, both the change in control agreements and the employment agreement will automatically renew for subsequent one-year periods unless notice of termination is properly given by the Company or the respective officer. The Company believes these severance benefits are reasonable and not uncommon for persons in the offices and rendering the level of services performed by these individuals.

Pursuant to the Company’s participation in the CPP, the Company is prohibited from making any golden parachute payments to its named executive officers and its MHCEs during the CPP Covered Period. Under the EESA, golden parachute payments are defined as any payment for departure from the Company for any reason, except for payments related to death or disability and services performed or benefits accrued. In addition, any amount due upon a change in control event of the Company, as well as the acceleration of vesting due to a departure or a change in control event, is treated as a golden parachute payment. Accordingly, the Company will be prohibited from making the required payments described above during the CPP Covered Period.

For information regarding the change in control benefits to the named executive officers based on a hypothetical termination date of December 31, 2010, see “Executive Compensation and Other Matters—Potential Payments upon Termination or Change in Control.”

Tax and Accounting Implications

Stock-Based Compensation. The Company accounts for stock-based compensation, including options and restricted stock awards granted pursuant to the Incentive Plans, in accordance with ASC Topic 718.

Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Company has no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

As a result of the Company’s participation in the CPP, the Company is subject to an amendment to Section 162(m), which limits the Company’s tax deduction for compensation paid to any named executive officer to $500,000 annually. In addition, under the unamended Section 162(m), certain performance-based compensation paid under shareholder-approved plans did not count toward such deduction limit. However, the EESA and Section 162(m)(5) eliminate that exclusion for the Company. The Compensation Committee will continue to monitor awards under the Incentive Plans that may in the future be subject to this deductibility limitation and assess its impact.

Nonqualified Deferred Compensation. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year that they are not subject to a substantial risk of forfeiture. In such case, the recipient is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. The Company believes it is operating in compliance with the current statutory provisions.

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (the “named executive officers”) for the fiscal years ended December 31, 2010, 2009 and 2008:

Summary Compensation Table for the Last Three Fiscal Years Ended December 31, 2010

Name and Principal Position	Year	Salary (1)	Bonus		Stock Awards (2)			Non-Equity Incentive Plan Compensation			Total
James S. D’Agostino, Jr. Chief Executive Officer	2010 2009 2008	$360,000 360,000 360,000	$	— — —	$	— — —		$	— — —		$360,000 360,000 360,000

L. Anderson Creel Chief Financial Officer, Executive Vice President and Treasurer	2010 2009 2008	215,000 207,500 207,500		— — —		— — 74,179	(4)		— — —		215,000 207,500 281,679

Preston Moore (3) President	2010 2009	500,000 169,109		— 125,000		94,500 812,000			— —		594,500 1,106,109

Carmen A. Jordan (3) Executive Vice President	2010 2009	417,500 136,378		— 83,750		75,600 487,200			— —		493,100 707,328

J. Harold Williams Executive Vice President	2010 2009 2008	350,000 292,800 280,800		— — —		— — 47,619	(4)		170,523 — —	(5)	520,523 292,800 328,419

(1)	For the years ended December 31, 2010, 2009 and 2008, no named executive officer received compensation in the form of perquisites or personal benefits which, per named executive officer, were greater than $10,000 in the aggregate.

(2)	Represents the aggregate grant date fair value of restricted stock awarded pursuant to the Company’s Incentive Plans in the fiscal years ended December 31, 2010, 2009 and 2008, which was computed in accordance with ASC Topic 718.

(3)	Mr. Moore and Mrs. Jordan joined the Company and Encore Bank in June 2009 and the base salary reflected for 2009 is for the partial year’s service. The bonus and stock award in 2009 and the stock award in 2010 to each of them was in accordance with the agreed terms of their respective employment.

(4)	Represents the aggregate grant date fair value of restricted stock awarded pursuant to the Company’s Incentive Plans to Messrs. Creel and Williams in May 2008, which was computed in accordance with ASC Topic 718. Pursuant to the terms of the grant, a designated percentage of these shares were to become earned shares as a result of the Company achieving a certain return on average assets percentage as of December 31, 2009. Based on the Company’s return on average assets for 2009 falling below the designated return on average assets percentage, these shares were forfeited in March 2010.

(5)	The amount reported reflects the short-term incentive bonus earned by Mr. Williams pursuant to the terms of his employment agreement based on the return on capital achieved by Linscomb & Williams.

Employment Agreement

In connection with the Company’s acquisition of Linscomb & Williams, the Company entered into an employment agreement with J. Harold Williams effective as of September 1, 2005, which provided for a minimum annual salary of $250,000, subject to annual review and adjustments at the discretion of the Company’s Board. The employment agreement also provided that Mr. Williams would be eligible for a bonus based on the annual performance of Linscomb & Williams through the 2009 fiscal year end. Mr. Williams’ employment agreement expired pursuant to its terms on December 31, 2009. Effective December 31, 2009, the Company entered into a new employment agreement with Mr. Williams for a term of five years, subject to automatic renewals for successive one-year periods until notice of termination is properly provided by Mr. Williams or the Company. The new employment agreement provides for a minimum annual salary of $350,000, subject to annual review and adjustments at the discretion of the Company’s Board. The employment agreement also provides that Mr. Williams will be eligible for a bonus based on the annual performance of Linscomb & Williams. For further information about payments that may be received by Mr. Williams upon termination or in connection with a change in control pursuant to his employment agreement, see “—Potential Payments Upon Termination or Change in Control.” None of the other named executive officers has an employment agreement with the Company.

Grants of Plan-Based Awards

The following table contains information concerning each grant of a plan-based award made to each named executive officer during the fiscal year ended December 31, 2010.

Grants of Plan-Based Awards Table for the Fiscal Year Ended December 31, 2010

Name	Grant Date	Estimated possible payouts under non-equity incentive plan awards		Restricted Stock Awards: Number of shares of stock (3)	Grant Date Fair Value of Stock Awards (4)
		Target (1)	Maximum (2)
James S. D’Agostino, Jr.	—	$—	$—	—	$—

L. Anderson Creel	—	—	—	—	—

Preston Moore	04/01/2010	—	—	10,000	94,500

Carmen A. Jordan	04/01/2010	—	—	8,000	75,600

J. Harold Williams	—	170,523	392,000	—	—

(1)	Due to the prohibition on the Company’s accrual or payment of annual cash incentives to its MCHEs pursuant to the Company’s participation in the CPP, no short-term incentive payments were made to the named executive officers pursuant to the PIP. The amount listed in the target column represents the amount of short-term incentive bonus earned by Mr. Williams in 2010 pursuant to the terms of his employment agreement. This amount is also shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table included above.

(2)	Due to the prohibition on the Company’s accrual or payment of annual cash incentives to its MCHEs pursuant to the Company’s participation in the CPP, no short-term incentive payments were made to the named executive officers pursuant to the PIP. The amount listed in the maximum column represents the possible short-term incentive bonus Mr. Williams was eligible to receive based upon certain performance targets of Linscomb & Williams set forth in his employment agreement. The dollar amount of the award has been determined and is listed in the Target column.

(3)	Restricted stock awarded to each of the named executive officers listed above vests 50% on April 1, 2012, 25% on April 1, 2013, and 25% on April 1, 2014 (subject to certain transfer restrictions as may be required to comply with EESA).

(4)	Represents the aggregate grant date fair value of restricted stock awards made pursuant to the Company’s 2008 Plan, which was computed in accordance with ASC Topic 718.

Outstanding Equity Awards

The following table contains information concerning the unexercised options and restricted stock that has not vested for each named executive officer as of December 31, 2010:

Outstanding Equity Awards at 2010 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date (1)	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested (2)
	Exercisable	Unexercisable
James S. D’Agostino, Jr.	20,000	—	$9.00	7/1/2012	—	$—
	15,000	—	12.00	6/1/2013	—	—

L. Anderson Creel	13,500	—	9.00	4/1/2012	2,500	25,650
	10,000	—	9.00	7/1/2012	1,500	15,390
	8,000	—	12.00	6/1/2013	—	—
	10,000	—	12.00	2/1/2014	—	—

Preston Moore	—	—	—	—	75,000	769,500
	—	—	—	—	10,000	102,600

Carmen A. Jordan	—	—	—	—	45,000	461,700
	—	—	—	—	8,000	82,080

J. Harold Williams	—	—	—	—	840	8,618
	—	—	—	—	750	7,695

(1)	Options granted to each of the named executive officers listed above expire ten years from the date of the grant.

(2)	Calculated by multiplying the closing price of the Company’s Common Stock on the NASDAQ Global Market on December 31, 2010 of $10.26 per share by the number of shares of restricted stock granted to such named executive officer.

Option Exercises and Stock Vested

During the year ended December 31, 2010, two named executive officers of the Company exercised stock options, which were scheduled to expire January 2, 2011. The following table contains information concerning the exercise of stock options and vesting of restricted stock during the fiscal year ended December 31, 2010 for each named executive officer:

Option Exercises and Stock Vested for the Fiscal Year Ended December 31, 2010

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise (2)	Number of shares acquired on vesting	Value realized on vesting (3)
James S. D’Agostino, Jr.	75,000	$151,500	—	$—
L. Anderson Creel	13,000	22,060	4,000	34,000
Preston Moore	—	—	25,000	217,750
Carmen A. Jordan	—	—	15,000	130,650
J. Harold Williams	—	—	—	—

(1)	Reflects the gross amount of shares without netting any shares surrendered to pay exercise price or taxes.

(2)	Calculated by multiplying the difference between the closing price of the Company’s Common Stock on the NASDAQ Global Market on the date of exercise and the exercise price of the options by the number of shares acquired upon exercise of the options.

(3)	Calculated by multiplying the closing price of the Company’s Common Stock on the NASDAQ Global Market on the date of vesting by the number of shares of restricted stock acquired upon vesting.

Potential Payments Upon Termination or Change in Control

The Company considers the establishment and maintenance of a sound and vital management team to be essential to protecting and enhancing its best interests and those of its shareholders. In this regard, the Company recognizes that the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to its detriment and that of its shareholders. Accordingly, the Company’s Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including its named executive officers, to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. Accordingly, the Company entered into change in control agreements with each of Messrs. D’Agostino, Creel, Moore and Mrs. Jordan. Mr. Williams has an employment agreement with the Company which contains similar change in control benefits.

The table below reflects the amount of compensation payable to each of the Company’s named executive officers in the event such executive’s employment with the Company is terminated by the Company or its successors without cause or by the officer for good reason following a change in control. Upon a change in control, all unvested stock options and restricted stock granted to each of the named executive officers pursuant to the Incentive Plans of the Company will become vested and immediately exercisable. The amounts shown assume that the termination occurred on December 31, 2010 and a price per share of the Company’s Common Stock equal to $10.26, based on the closing price of the Company’s Common Stock on the NASDAQ Global Market on December 31, 2010. These amounts are estimates of the amounts which would have been paid out to the named executive officer upon termination as of that date under the specified circumstances. The actual amounts to be paid out can only be determined at the time of such executive officer’s separation from the Company.

As described above, the Company is prohibited from making any golden parachute payments to its named executive officers and the next five most highly compensated employees during the CPP Covered Period. Under the EESA, golden parachute payments are defined as any payment for departure from the Company for any reason, except for payments related to death or disability and services performed or benefits accrued. In addition, any amount due upon a change in control event of the Company, as well as the acceleration of vesting due to a departure or a change in control event, is treated as a golden parachute payment. Accordingly, the Company will be prohibited from making the required payments described in this section during the CPP Covered Period.

Name	Salary and Bonus (1)	Continuation of Benefits (2)	Acceleration of Equity Awards (3)	Total Termination Benefits
James S. D’Agostino, Jr. (4)	$720,000	$23,865	$—	$743,865
L. Anderson Creel (4)	430,000	23,865	41,040	494,905
Preston Moore (4)	1,125,000	23,865	872,100	2,020,965
Carmen A. Jordan (4)	918,750	23,865	543,780	1,486,395
J. Harold Williams (4)	700,000	32,985	16,313	749,298

(1)	Reflects an amount equal to two times such named executive officer’s annual base salary as of December 31, 2010 plus an amount equal to two times the average of all bonus, profit sharing and other incentive payments made to the named executive officer in the two calendar years prior to the change in control.

(2)	Reflects the estimate of all future premiums which will be paid for two years from the date of termination for each life, health, accident, or disability benefit to which such named executive officer was entitled at the time of termination, using the premium rates in effect as of December 31, 2010.

(3)	Reflects the value of any unvested shares of restricted stock that would vest upon a change in control based on the closing price of $10.26 per share of the Company’s Common Stock on the NASDAQ Global Market on December 31, 2010.

(4)	The payments to be made under the change in control agreements, employment agreement and otherwise by the Company are subject to a limitation that the total amount of all payments to any executive that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code) shall be reduced so that no portion of such payments to such executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, other than in the circumstances specified in the change in control agreements.

If, within two years following a change in control, the Company terminates any named executive officer for cause or if such officer resigns, such named executive officer will receive only any accrued but unpaid base salary and vacation pay through the date of termination and any benefits or awards which pursuant to their terms have been earned or become payable. While each of the change in control agreements contains a post-employment confidentiality provision, none of Messrs. D’Agostino, Creel, Moore or Mrs. Jordan is bound by a post-employment non-competition provision. Mr. Williams’ employment agreement contains post-employment confidentiality provisions, as well as a one year non-competition provision if his employment is terminated or if he resigns. The term of the non-competition period decreases to six months if Mr. Williams’ employment is terminated by the Company other than for disability or cause following a change in control, or not for cause and unrelated to a change in control or if terminated by Mr. Williams for good reason.

If the Company terminates Mr. Williams’ employment not for cause and not in connection with a change in control, Mr. Williams is entitled to receive his full base salary and accrued vacation pay through the remainder of the term of his employment agreement plus any benefits or awards which pursuant to their terms have been earned or become payable. He is also entitled to continued participation in all life, medical, dental and prescription drug insurance plans until the expiration of the term of the agreement or until he begins full-time employment with a new employer. If terminated under these circumstances as of December 31, 2010 and not employed before the expiration of the employment agreement, Mr. Williams would be entitled to receive a payment of $1,519,573 from the Company. For further information about the employment agreement with Mr. Williams, see “—Employment Agreement” following the Summary Compensation Table.

Pursuant to the employment agreement and change in control agreements described above, the terms “change in control,” “good reason,” and “cause” are defined as follows:

“Change in control” means the occurrence of any of the following events:

•

the Company is not the surviving entity in any merger, consolidation or other reorganization (or the Company survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary);

•	Encore Bank is merged with or consolidated into, or otherwise acquired by, an entity other than a wholly-owned subsidiary of the Company;

•	the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity;

•	the Company is dissolved or liquidated;

•	any person, group or entity acquires or gains ownership or control of more than 50% of the Company’s outstanding shares; or

•	as a result of, or in connection with, a contested election of directors, the individuals who were the Company’s directors before the election cease to constitute a majority of the Board.

“Good reason” means the occurrence after a change in control of any of the events or conditions described below:

•

an adverse change in an executive’s position as in effect immediately prior to a change in control, including any adverse change in status or position as a result of a diminution in duties, a change in business location of more than 35 miles (50 miles in the case of Mr. Williams), the assignment of any duties or responsibilities which are inconsistent with such status or position or a removal from or failure of reappointment or reelection to such position;

•

a reduction in the base salary as in effect immediately prior to a change in control for Messrs. D’Agostino, Creel, Moore or Mrs. Jordan or in the number of vacation days to which such executive is entitled under the Company’s vacation policy as in effect immediately prior to a change in control;

•

the taking of any action by the Company or its successor to (1) eliminate any material executive benefit plan in which the executive was participating at the time of a change in control, unless replaced with a plan providing substantially equivalent benefits, (2) reduce the awards under any executive benefit plan, program or practice in which the executive was participating at the time of a change in control or (3) fail to replicate any executive benefit plan that by its terms is time limited and is of a type that it has been the Company’s practice to replace with a similar plan from time to time that would diminish, other than by a de minimis amount, the aggregate projected value of an executive’s awards under any bonus, stock option or other management incentive plans in which such executive was participating at the time of a change in control;

•

the taking of any action by the Company that would diminish, other than by a de minimis amount, the aggregate value of the benefits provided to an executive under the Company’s medical, health, dental, accident, disability, life or other insurance, stock purchase or retirement plans in which such executive was participating at the time of a change in control;

•	the Company’s failure to obtain the assumption and acknowledgement of the change in control agreement from any successor or assign; or

•	any purported termination of the executive’s employment that is not effected pursuant to a notice of termination as required by the change in control agreement.

Termination for “cause” means termination upon either of the following events:

•

the willful and continued failure by the executive to perform his duties (other than as a result of incapacity due to physical or mental illness) after a demand for substantial performance is delivered to such executive by the Board, the Chairman or the President which specifically identifies the manner in which it is believed that the executive has not substantially performed his duties and a reasonable period of opportunity for such substantial performance is provided; or

•

the willful engagement by the executive in (1) illegal misconduct materially and demonstrably injurious to the Company in the case of Messrs. D’Agostino, Creel, Moore or Mrs. Jordan or (2) misconduct materially and demonstrably injurious to the Company or Linscomb & Williams in the case of Mr. Williams.

Notwithstanding the above, the executive will not be terminated for “cause” unless and until such executive has been delivered a copy of a resolution approved by at least three-fourths of the Board stating that in the good faith opinion of the Board, such executive was guilty of the conduct set forth above.

Compensation Committee Interlocks and Insider Participation

During 2010, no executive officer of the Company served as (1) a member of a compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2010 (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship requiring disclosure, except Mr. Mischer, who serves as the indirect manager of an entity from which Encore Bank leases one of its private client offices. Such lease was entered into in the ordinary course of business on substantially the same terms and conditions as those prevailing at the time for comparable transactions with persons not related to the Company. For further information, see “Certain Relationships and Related Party Transactions.”

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

As a result of the Company’s participation in the CPP, the Compensation Committee is required, in conjunction with the Company’s senior risk officers, to discuss, review and evaluate at least every six months: (1) the named executive officer compensation plans to ensure that such compensation plans do not encourage named executive officers to take unnecessary and excessive risks that threaten the value of the Company, (2) employee compensation plans in light of the risks posed by such plans and how to limit such risks, and (3) employee compensation plans to ensure that these plans do not encourage the manipulation of reported earnings to enhance the compensation of any employees.

The Compensation Committee met four times in 2010 and has met two times to date in 2011. At all or some of these meetings, the Compensation Committee and senior risk officers discussed, reviewed and evaluated the relationship between the Company’s risk management policies and practices and named executive officer and other employee compensation arrangements. These meetings included a review of the structure and components of the Company’s compensation arrangements, the material potential sources of risk in the Company’s business lines and compensation arrangements and various policies and practices of the Company that mitigate this risk. Within this framework, a variety of topics was discussed, including the parameters of acceptable and excessive risk taking (based on an understanding that some risk taking is an inherent part of operating a business) and the general business goals and concerns of the Company, including the need to attract, retain and motivate top tier talent.

The Company offers the following incentive compensation programs in which the Company’s named executive officers participate:

•	a short-term cash incentive bonus, through the PIP;

•	a long-term equity incentive program, through the PIP and the 2008 Plan;

•	a contributory savings 401(k) plan; and

•	employee benefit plans provided to all full-time employees.

The PIP is designed to reward the Company’s executive officers for the attainment of profitable growth and stable financial and operating conditions. The measures used to quantify those results are well understood, transparent and based on audited financial results. The formulaic approach is important because it causes executives to be held accountable for the Company’s performance. The Incentive Plans approved by the Company’s shareholders provide for the granting of stock options, restricted stock awards and certain other equity based awards. The Company primarily utilizes grants of restricted stock to provide long-term equity incentives. Restricted stock grants generally have not been tied to the performance of the Company, but have been time-vested with a vesting period determined at the time of grant. This vesting period ties the compensation of executive officers to the long-term value of the Company. Due to the nature of the Company’s 401(k) plan and other personal benefit programs, payments are generally unrelated to Company operational performance, and therefore do not encourage unnecessary or excessive risks.

In addition to those plans and arrangements identified above, the Company established seven different employee compensation arrangements that provide for variable cash compensation bonus, commission or incentive payments. Each arrangement is available to the applicable set of employees and the amount received differs, depending on level of job responsibility and plan objectives.

As a result of the discussion, review and evaluation of the plans mentioned above, the Compensation Committee found that the Company’s compensation programs do not encourage the named executive officers to take unnecessary and excessive risks that threaten the value of the Company. The programs do not encourage behavior focused on short-term results rather than long-term value creation in large part because the executive officer compensation plans are competitive and well-balanced with a mix of cash and equity based on short and long-term factors, as described above. Lastly, the programs do not encourage the manipulation of reported earnings to enhance the compensation of any employees, in each case because the Company has in place a number of mitigation factors that significantly offset any risks inherent to the plans.

The Compensation Committee certifies that:

•

it has reviewed with the senior risk officers the senior executive officers (“SEO”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

•	it has reviewed with the senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

•

it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

The Compensation Committee

Walter M. Mischer, Jr. (Chairman)

J. Bryan King

Eugene H. Vaughan

Randa Duncan Williams

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

In accordance with its written charter adopted by the Company’s Board, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board has determined that each Audit Committee member is independent in accordance with the listing standards of the NASDAQ Global Market and Section 10A of the Exchange Act, as amended, and that each of J. Bryan King and Carin M. Barth has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements with management, which has primary responsibility for the financial statements, and with the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), which is responsible for expressing an opinion on whether such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations and its cash flows for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The Audit Committee met regularly with Deloitte and the Company’s internal audit staff, with and without management present, to discuss the results of their audits, management’s assessment of the Company’s internal control over financial reporting, Deloitte’s opinion regarding the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010, and the overall quality of the Company’s financial reporting. The Audit Committee also reviewed Management’s Report on Internal Control Over Financial Reporting contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC, as well as Deloitte’s Report of Independent Registered Public Accounting Firm included in the same Annual Report on Form 10-K related to its audits of (1) the Company’s consolidated financial statements and (2) the effectiveness of internal control over financial reporting.

The Audit Committee discussed with Deloitte the matters that are required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard AU Section 308. The Audit Committee also discussed with internal audit and management any significant matters as a result of the internal audit work.

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. The Audit Committee has concluded that Deloitte did not provide any prohibited non-audit services to the Company and its affiliate, which is compatible with maintaining Deloitte’s independence.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

The Audit Committee

David E. Warden (Chairman)

Carin M. Barth

J. Bryan King

Edwin E. Smith

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the fees billed to the Company by Deloitte for the fiscal year ending December 31, 2010 and by Grant Thornton, LLP for the fiscal year ending December 31, 2009:

	Deloitte & Touche 2010	Grant Thornton 2009 (1)
Audit fees (2)	$554,000	$681,377
Audit related fees	—	—
Tax fees (3)	69,100	—
All other fees	—	—

(1)	On March 17, 2010, the Audit Committee and the Board dismissed Grant Thornton, LLP as the Company’s independent registered public accounting firm.

(2)	Includes fees billed for professional services rendered in connection with audit, assistance with securities filings other than periodic reports, and the quarterly reviews of the Company’s consolidated financial statements.

(3)	Consists of fees billed for services rendered in connection with preparation of the Company’s 2009 tax return.

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Pre-approval of such services is required unless a “de minimus” exception is met. To qualify for the “de minimus” exception, the aggregate amount of all such services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Corporate Governance and Nominating Committee reviews all related party transactions for potential conflicts of interest. Any related party transaction must be reported to the Company’s Chief Compliance Officer and may be consummated or may continue only (1) if the Corporate Governance and Nominating Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party, or (2) if the transaction has been approved by the disinterested members of the Board. The Corporate Governance and Nominating Committee may approve or ratify the related party transaction only if it determines that, under all of the circumstances, the transaction is in the best interests of the Company.

Many of the directors and executive officers of the Company and Encore Bank and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a five percent interest, are customers of Encore Bank. During 2010, Encore Bank made loans in the ordinary course of business to many of the directors and executive officers of the Company and Encore Bank and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectability or present other unfavorable features. Loans to directors, executive officers and certain shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by Encore Bank to executive officers, directors and certain shareholders of the Company and Encore Bank satisfy the foregoing standards. As of December 31, 2010, all of such loans aggregated $12.0 million, which was approximately 9.25% of the Company’s Tier 1 capital at such date. The Company expects Encore Bank to have such transactions or transactions on a similar basis with the directors and executive officers of the Company and Encore Bank and their associates in the future.

Encore Bank currently leases two of its private client offices from related parties. The offices are leased pursuant to a written lease agreement. The first lease agreement is for a private client office located in Houston’s Medical Center and is between Memorial Hermann Medical Plaza, L.P., a Texas limited partnership, and Encore Bank. Walter M. Mischer, Jr., one of the Company’s directors, serves as manager of the sole general partner of Mischer Healthcare Services IV, L.P., the sole general partner of Memorial Hermann Medical Plaza, L.P. The term of the lease is for ten years and will expire in 2016, with an option to extend the lease twice, each with a term of ten years. The aggregate monthly rental payments for 2010 related to this private client office were approximately $147,672. The remaining lease agreement is for a private client office located in the Champions area of Houston and is between Encore Bank and Jim R. Smith, who was a 5% or more shareholder of the Company during 2010. The term of the lease is for twenty-two years and eleven months and will expire in 2026. The aggregate monthly rental payments for 2010 related to this private client office were approximately $120,000. Encore Bank conducted all lease negotiations in the ordinary course of business and all of the lease terms were substantially the same as those prevailing at the time for comparable transactions with unaffiliated persons.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of March 31, 2011 by (1) directors and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (3) all directors and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
Principal Shareholders
J. Luther King, Jr. (2)	981,420	8.46%
Luther King Capital Management Corporation (3)	671,520	5.79
Steven A. Webster (4)	627,828	5.40

Directors and Executive Officers
James S. D’Agostino, Jr. (5)	599,183	5.15
Carin M. Barth (6)	6,000	*
L. Anderson Creel (7)	81,165	*
Charles W. Jenness (8)	187,633	1.61
Carmen A. Jordan	64,032	*
J. Bryan King (9)	530,176	4.56
Walter M. Mischer, Jr. (10)	253,481	2.18
Preston Moore	114,300	*
Edwin E. Smith (11)	77,000	*
Eugene H. Vaughan (12)	80,576	*
David E. Warden (13)	139,434	1.20
J. Harold Williams	138,217	1.19
Randa Duncan Williams (14)	485,374	4.18
Directors and Executive Officers as a Group (13 persons) (15)	2,756,571	23.35%

*	Indicates ownership which does not exceed 1.0%.

(1)	The percentage beneficially owned was calculated based on 11,602,905 shares of Common Stock issued and outstanding as of March 31, 2011. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(2)	The address for the shareholder is 301 Commerce Street, Suite 1600, Fort Worth, Texas 76102. The information regarding beneficial ownership is included on a Schedule 13D filed with the SEC on January 3, 2011 by Luther King Capital Management Corporation (“LKCM”). LKCM reported that J. Luther King, Jr. had sole voting and dispositive power with respect to 981,420 shares of the Company’s Common Stock, which includes shares held by Mr. King directly, a partnership controlled by Mr. King, and shares held by LKCM, LKCM Private Discipline Master Fund, SPC, LKCM Micro-Cap Partnership, L.P., LKCM Investment Partnership, L.P. and LKCM Investment Partnership II, L.P.

(3)	The address for the shareholder is 301 Commerce Street, Suite 1600, Fort Worth, Texas 76102. The information regarding beneficial ownership is included on a Schedule 13D filed with the SEC on January 3, 2011 by LKCM. LKCM reported that it had sole voting and dispositive power with respect to 671,520 shares of the Company’s Common Stock.

(4)	Consists of 170,454 shares held directly; 417,258 shares held of record by Kestrel Capital, L.P., of which Mr. Webster is the President of Kestrel Capital’s general partner; 16,116 shares held of record by Cerrito Partners, of which Mr. Webster is the managing partner; and 24,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(5)	Includes 539,997 shares held jointly by Mr. D’Agostino and his spouse; 400 shares held of record by Ann D. D’Agostino UTMA, of which Mr. D’Agostino is custodian; and 35,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(6)	Includes 2,000 shares held of record by an IRA account for the benefit of Mrs. Barth.

(7)	Includes 6,250 shares held of record by an IRA account for the benefit of Mr. Creel and 41,500 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(8)	Includes 38,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(9)	Consists of 63,076 shares held directly; 440,000 shares held by LKCM Private Discipline Master Fund, SPC, a private investment fund controlled by Mr. King; 9,100 shares held by LKCM Mirco-Cap Partnership, L.P., a private investment fund controlled by Mr. King and 18,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(10)	Consists of 24,000 shares held directly; 21,110 shares held of record by the Duncan Mischer Watson 1983 Trust, of which Mr. Mischer is the trustee; 10,744 shares held of record by The Mary A. Mischer Management Trust, of which Mr. Mischer is the trustee; 10,744 shares held of record by The Mary A. Mischer Marital Trust, of which Mr. Mischer is the trustee; 168,883 shares held of record by Mischer Investments, L.P., of which Mr. Mischer is the managing partner; and 18,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(11)	Includes 18,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(12)	Includes 18,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(13)	Includes 18,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(14)	Consists of 12,500 shares held directly and 472,874 shares held of record by DLD Family Investments LLC, of which Mrs. Williams is the President.

(15)	Includes 204,500 shares which may be acquired within 60 days pursuant to the exercise of stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16 forms they file.

Based solely on the Company’s review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that during the year ended December 31, 2010, all Section 16(a) reporting requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

Item 2.

PROPOSAL TO RATIFY APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 17, 2010, the Audit Committee of the Board dismissed Grant Thornton, LLP (“Grant”) as the Company’s independent registered public accounting firm. The reports of Grant on the consolidated financial statements of the Company for the years ended December 31, 2009 and December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended December 31, 2009 and 2008 and from January 1, 2010 through March 16, 2010, (1) there were no disagreements with Grant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Grant’s satisfaction, would have caused Grant to make reference to the subject matter of such disagreements in connection with its reports on the Company’s consolidated financial statements for such years, and (2) there were no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K.

Based on the Audit Committee’s approval and recommendation, on March 17, 2010, the Board appointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. During the Company’s fiscal years ended December 31, 2009 and 2008 and from January 1, 2010 through March 16, 2010, neither the Company nor anyone on its behalf consulted Deloitte regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Pursuant to the recommendation of the Audit Committee, the Board of the Directors has appointed Deloitte as the independent registered public accounting firm of the Company for the year ending December 31, 2011.

At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Deloitte. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of Deloitte will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

Shareholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm for the 2011 fiscal year is not required by the Company’s Bylaws, state law or otherwise. However, the Board is submitting the selection of Deloitte to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection of Deloitte is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2011 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE

APPOINTMENT OF DELOITTE.

Item 3.

APPROVAL OF INCREASE IN SHARES ISSUABLE UNDER THE ENCORE BANCSHARES, INC. 2008 STOCK AWARDS AND INCENTIVE PLAN

On March 10, 2011, the Board approved an amendment (the “Amendment”) to the Encore Bancshares, Inc. 2008 Stock Awards and Incentive Plan (the “2008 Plan”), increasing the number of shares of Common Stock issuable thereunder from 500,000 shares to 750,000 shares, and recommended that the 2008 Plan, as so amended, be submitted to the Company’s shareholders for approval at the Meeting. The 2008 Plan was originally approved by the Company’s shareholders on May 15, 2008. The following summary of the material features of the 2008 Plan is qualified in its entirety by reference to the copy of the plan (as proposed to be amended) attached as Appendix A to this Proxy Statement. The only change proposed to be made to the 2008 Plan is the increase in shares issuable under the 2008 Plan from 500,000 shares to 750,000 shares.

Purpose of the Amendment

The Company believes that it has been able to attract highly qualified personnel in part through the use of stock awards, and that it is desirable to have the continued flexibility to attract additional personnel, if needed, and to retain and reward exceptional performance by employees through additional stock awards. The Company has used the 2008 Plan and other stock plans for this purpose. As of March 31, 2011, 401,298 shares of restricted stock were outstanding and unvested under the 2008 Plan and 29,489 shares remained available for future grant. Accordingly, the Board approved the Amendment in order to maintain the 2008 Plan to provide the necessary incentives to its employees and directors.

Administration

The Company’s Compensation Committee, comprised solely of independent directors, each of whom qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), administers the 2008 Plan. The Compensation Committee has the authority to determine and designate which employees, directors or consultants are eligible to receive grants of options or other awards and, subject to the express provisions of the plan, to determine the vesting, restrictions and other terms of the agreements representing such options or awards, as the case may be. The Compensation Committee is also authorized to interpret the 2008 Plan and the respective award agreements executed under the 2008 Plan and to make all other determinations necessary or advisable for administering the 2008 Plan.

Eligibility

Awards under the 2008 Plan may be granted to all employees of the Company and its affiliates, directors of the Company and its affiliates or consultants who perform services to the Company or its affiliates; provided that incentive stock options may be granted only to employees of the Company or its affiliates.

Types of Awards

The 2008 Plan provides for the granting of incentive stock options, nonqualified stock options, shares of restricted stock, stock appreciation rights, performance awards and phantom stock awards or any combination of these awards. A summary of each type of award is as follows:

Stock Options. A stock option confers upon the awardee the right to purchase a certain number of shares of common stock at an established exercise price. The Company’s Compensation Committee may authorize the grant of options that are either incentive stock options (“ISOs”) within the meaning of Section 422(b) of the Code, or options that do not constitute incentive stock options (nonqualified stock options).

The exercise price of each ISO and nonqualified stock option granted under the 2008 Plan will be determined by the Company’s Compensation Committee, except that the exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. Each option is exercisable for a period not to exceed ten years. For each option, the Company’s Compensation Committee will establish among other terms, (1) the term of the option, (2) the time or period of time in which the option will vest, and (3) the treatment of the option upon the awardee’s termination of employment. No individual may be granted in any twelve month period stock options to purchase more than 100,000 shares of common stock.

To the extent that the aggregate fair market value (determined in the manner prescribed by the 2008 Plan) of the common stock with respect to which ISOs become exercisable for the first time by any awardee during any calendar year under all plans of the Company exceeds $100,000, the ISOs shall be treated as nonqualified stock options. Any ISO granted to a holder of 10% or more of the Company’s common stock must (1) have an exercise price of at least 110% of the fair market value of the common stock subject to the option on the date of grant and (2) must not be exercisable after five years from the date of the grant.

Restricted Stock Awards. A grant of shares of restricted stock represents shares of common stock which are subject to restrictions on disposition and an obligation of the awardee to forfeit and surrender the shares under certain circumstances (“forfeiture restrictions”). The Company’s Compensation Committee has sole discretion to determine the forfeiture restrictions and may provide that such forfeiture restrictions shall lapse upon: (1) the attainment of one or more performance goals established by the Compensation Committee that are based on the (a) common stock price, (b) earnings per share, (c) net earnings, (d) earnings of a business unit of the Company designated by the Compensation Committee, (e) return on shareholders’ equity, (f) return on assets, (g) net interest margin or (h) efficiency ratio; (2) the awardee’s continued employment with the Company for a specified period of time; or (3) a combination of the factors listed in clauses (1) and (2). Each award of restricted stock may have different forfeiture restrictions. Except to the extent restricted under the terms of the 2008 Plan and any agreement relating to the award of restricted stock, an awardee granted restricted stock shall have all of the rights of a shareholder including, without limitation, the right to vote restricted stock and the right to receive dividends thereon. No individual may be awarded more than 100,000 shares of restricted stock in any twelve-month period. At the time of the award of restricted stock, the Company’s Compensation Committee may prescribe additional terms, conditions or restrictions including, but not limited to, rules related to the termination of employment of the awardee prior to the expiration of the forfeiture restrictions. The Compensation Committee may determine the amount and form of any payment for the shares of common stock received pursuant to an award of restricted stock, however, if no such determination is made, an awardee must pay only to the extent required by law.

Stock Appreciation Rights. A stock appreciation right (“SAR”) shall confer on the awardee a right to receive, upon exercise, the excess of (1) the fair market value of one share of common stock on the date of exercise over (2) the exercise price of such SAR as determined by the Company’s Compensation Committee as of the date of grant of the SAR, which shall not be less than the fair market value of one share of common stock on the date of grant. SARs may be granted independently or in connection with the grant of an option. The exercise of SARs granted in connection with the grant of an option will result in the surrender of the right to purchase the shares under such option. The Compensation Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, whether or not an SAR shall be in tandem with any other award, rules pertaining to termination of employment and any other terms and conditions of any SAR. The settlement of SARs may be payable in either cash, common stock or a combination thereof, unless the SARs are subject to Section 16 of the Exchange Act, whereby the Compensation Committee shall either determine the form of payment or approve an election by an awardee to receive cash in full or partial settlement. No individual may be granted in any twelve month period stock appreciation rights covering more than 50,000 shares of common stock.

Performance Awards. A performance award entitles the awardee to receive payment of an amount based on the achievement of certain performance measures established by the Company’s Compensation Committee. Such performance measures shall be based on one or more of the following: (1) the Company’s common stock price, (2) the Company’s earnings per share, (3) the Company’s net earnings, (4) the earnings of a business unit of the Company designated by the Compensation Committee, (5) the return on shareholders’ equity achieved by the Company, (6) the Company’s return on assets, (7) the Company’s net interest margin or (8) the Company’s efficiency ratio. The Compensation Committee will determine the period of time over which such performance shall be measured, the maximum value of each performance award and the method and amount of payment of a performance award. The amount of payment may not exceed the maximum value of the performance award and the method of payment may be either cash, common stock or a combination thereof which is made in a lump sum payment. A performance award shall terminate upon termination of an awardee’s employment, except as may be determined by the Compensation Committee or as may otherwise be provided in the award agreement at the time of the grant. No individual may be granted performance awards in any calendar year where the maximum payout of such awards exceeds $500,000.

The Company’s Compensation Committee determines which of the eligible employees will be granted a performance award under the 2008 Plan for any performance period. At or before the start of each performance period, the Compensation Committee establishes written performance objectives based on one or more of the criteria set forth above for each awardee. At the same time, the Compensation Committee also establishes a performance award opportunity for each awardee, which is the amount of the performance award the awardee will earn if the performance objectives are fully satisfied. The Compensation Committee may specify a minimum acceptable level of achievement of each performance objective below which no bonus is payable with respect to that objective, and additional levels above the minimum (which may also be above the targeted performance objective), with a formula to determine the percentage of the bonus opportunity to be earned at each level of achievement above the minimum. Performance at a level above the targeted performance objective may entitle the employee to earn a bonus in excess of 100% of the bonus opportunity. At the end of the performance period, the Compensation Committee determines the extent to which the performance objectives have been attained and the extent to which the bonus opportunity has been earned under the formula previously established by the Compensation Committee.

Phantom Stock Awards. A phantom stock award is the right to receive shares of common stock (or cash in an amount equal to the fair market value thereof) or an amount equal to any appreciation in the fair market value of the common stock (or a portion thereof) over a specified period of time. A phantom stock award shall vest over a period of time or upon the occurrence of an event as determined by the Company’s Compensation Committee. The Compensation Committee shall determine the maximum value, the vesting period, the amount and method of payment of each phantom stock award and the payment of cash dividend equivalents, if any. The amount of payment may not exceed the maximum value of the phantom stock award and such payment may be made either in cash, common stock or a combination thereof and in a lump sum payment. Except as otherwise provided by the Compensation Committee or by the phantom stock award agreement, a phantom stock award shall terminate upon termination of an awardee’s employment with the Company during the vesting period.

Amendment and Termination

The Board may amend or terminate the 2008 Plan at any time, except that without shareholder approval, it may not make any amendment which would (1) increase the maximum number of shares of the Company common stock which may be issued pursuant to the provisions of the 2008 Plan (other than adjustments for reason of a stock dividend or distribution, stock split or similar events), (2) materially modify the eligibility requirements for participation in the 2008 Plan, (3) change the class of employees, directors or consultants eligible to receive awards or materially increase the benefits accruing to such participants under the 2008 Plan, (4) extend the term of the 2008 Plan, (5) decrease the authority of the Compensation Committee in contravention of Rule 16b-3 of the Exchange Act, or (6) require shareholder approval under Rule 16b-3, the exchange on which common stock is listed, or Sections 162(m) or 422 of the Code or any successor provisions. Further, the Board may not make any change in an outstanding award which would impair the rights of the awardee, without the consent of the awardee. Except with respect to awards then outstanding, if not sooner terminated, the 2008 Plan will terminate and no further awards shall be granted after the expiration of ten years from the date of its adoption.

Recapitalization or Change in Control

The 2008 Plan includes customary provisions providing for proportionate adjustments in the number of shares subject to outstanding awards and the exercise prices in the event of stock splits, stock dividends, combination of shares or other relevant events or changes in capitalization.

In the event of a change of control of the Company (as defined in the 2008 Plan), all outstanding awards will immediately vest and become exercisable or satisfiable, as applicable. The Compensation Committee, in its discretion, may make certain determinations with regard to the specific terms of each outstanding award upon the occurrence of a change of control, provided that no action may reduce the value of an award. With respect to options, the actions the Compensation Committee may take upon a change of control include, but are not limited to: (1) accelerating the time at which options may be exercised for a limited period before a specified date, after which all unexercised options shall terminate, (2) cancel the options of selected awardees in exchange for an amount of cash per share equal to the excess, if any, of the change of control value (as defined in the 2008 Plan) of the shares subject to the options over the exercise price for such shares, (3) adjust the outstanding options as the Compensation Committee deems appropriate or (4) convert all outstanding options into options to acquire shares of the successor entity with the same terms as the options immediately prior to the merger or consolidation.

Tax Effects of Participation in the 2008 Plan

Status of Options. The federal income tax consequences both to the awardee and the Company of options granted under the 2008 Plan differ depending on whether an option is an ISO or a nonqualified stock option.

Nonqualified Stock Options. No federal income tax is imposed on the awardee upon the grant of a nonqualified stock option. Generally, upon the exercise of a nonqualified stock option, the awardee will be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for such shares. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option, any difference between the amount realized on the disposition and the basis of the shares (exercise price plus any ordinary income recognized upon exercise of the option) would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an awardee’s exercise of a nonqualified stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the awardee.

Incentive Stock Options. No federal income tax is imposed on the awardee upon the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be included in the calculation of the awardee’s alternative minimum tax liability, if any. If the awardee does not dispose of shares acquired pursuant to the exercise of an ISO within two years from the date the option was granted or within one year after the option was exercised, the difference between the amount realized upon a subsequent disposition of the shares and the exercise price of the shares would be treated as long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired. If an awardee disposes of shares acquired pursuant to his exercise of an ISO prior to the end of the two-year or one-year holding periods noted above, the disposition would be treated as a disqualifying disposition and the awardee would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or the amount realized on such sale, if less) over the exercise price. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Restricted Stock. No federal income tax is imposed on an awardee at the time shares of restricted stock are granted, nor will the Company be entitled to a tax deduction at that time. Instead, when either the transfer restriction or the forfeiture risk lapses, such as on the vesting date, the awardee will recognize ordinary income in an amount equal to the fair market value of the shares of restricted stock at that time over the amount, if any, paid for such shares. Notwithstanding the foregoing, unless restricted by the agreement relating to such grant, an awardee receiving restricted stock can elect to include the fair market value of the restricted stock, over the amount (if any) paid for such stock, in income at the time of grant by making an appropriate election under Section 83(b) of the Code within 30 days after the restricted stock is issued to the awardee. Subsequent appreciation in the fair market value of the stock will be taxed as capital gains when the awardee disposes of the stock. However, if an awardee files such an election and the restricted stock is subsequently forfeited, the awardee is not allowed a tax deduction for the amount previously reported as ordinary income due to the election. At the time the awardee recognizes ordinary income with respect to shares issued pursuant to a restricted stock award, the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights. No federal income tax is imposed on the awardee upon the grant of an SAR. When the awardee exercises the SAR or otherwise receives the payout, the awardee recognizes ordinary income for federal income tax purposes in an amount equal the cash and/or the fair market value of common stock payable upon such exercise. The Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Performance Awards and Phantom Stock Awards. Generally, a holder of a performance award or phantom stock award will not recognize income when the award is granted, unless the performance award or phantom stock award vests immediately and has no substantial restrictions or limitations. If the performance award or phantom stock award vests only upon the satisfaction of certain performance criteria, a holder will recognize ordinary income only when such awards vest and any restrictions regarding forfeiture are removed. The Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Specific Benefits Under the 2008 Plan

Because awards under the 2008 Plan will be granted at the discretion of the Compensation Committee, it is not possible for the Company to determine and disclose the amount of future awards that may be granted to directors and executive officers, if the amendment to the 2008 Plan is approved. See “Executive Compensation and Other Matters — Grant of Plan-Based Awards” for information regarding awards granted to the named executive officers during 2010 under the 2008 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 2008 PLAN.

Item 4.

ADVISORY VOTE

ON EXECUTIVE COMPENSATION

As a participant in the CPP, the Company is currently required to provide shareholders with the right to cast an advisory vote on its compensation program at each annual meeting of shareholders held during the CPP Covered Period. Pursuant to its participation in the CPP and in accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, the Company is providing shareholders the opportunity to vote on a proposal, commonly known as a “say-on-pay” proposal, to approve the compensation of its named executive officers.

The Company urges shareholders to read the section titled “Executive Compensation and Other Matters —Compensation Discussion and Analysis” beginning on page 17 of this Proxy Statement, which describes in more detail how its executive compensation policies and procedures operate and are designed to achieve its compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages [26-32], which provide detailed information on the compensation of the Company’s named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in advancing both the short- and long-term interests of shareholders while also ensuring that the Company and Encore Bank are able to attract, retain and motivate executive management talent, and that the compensation of its named executive officers reported in this Proxy Statement has contributed to the Company’s long-term success.

The Company is asking for shareholder approval of the compensation of its named executive officers as disclosed in this Proxy Statement, which disclosures include the information contained in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables, in accordance with its participation in the CPP and applicable SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this Proxy Statement.

Accordingly, the Company is asking its shareholders to vote on the following resolution at the Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosures.”

This vote is advisory, it will not be binding upon the Board. Although non-binding, the Board and Compensation Committee will review and consider the voting results when considering future decisions regarding its executive compensation program.

THE BOARD RECOMMENDS A VOTE FOR THE NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR 2012 ANNUAL MEETING

In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2012 Annual Meeting of Shareholders and included in the Company’s Proxy Statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices no later than December 15, 2011. Shareholder proposals should be submitted to Rhonda L. Carroll, Corporate Secretary, Encore Bancshares, Inc., Nine Greenway Plaza, Suite 1000, Houston, Texas 77046.

In addition, the Company’s Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board of Directors to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company’s offices not less than 120 days in advance of the first anniversary of the date the Company’s Proxy Statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. Such notice to the Company must also provide certain information set forth in the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained upon written request to the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC, to any shareholder upon written request to Rhonda L. Carroll, Corporate Secretary, Encore Bancshares, Inc., Nine Greenway Plaza, Suite 1000, Houston, Texas 77046.

OTHER MATTERS

The Board does not intend to bring any other matter before the Meeting and does not know of any other matters that are to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

Rhonda L. Carroll

Corporate Secretary

APPENDIX A

ENCORE BANCSHARES, INC.

2008 STOCK AWARDS AND INCENTIVE PLAN

(As Proposed to be Amended)

I. PURPOSE

The purpose of the ENCORE BANCSHARES, INC. 2008 STOCK AWARDS AND INCENTIVE PLAN (the “Plan”) is to provide a means through which Encore Bancshares, Inc., a Texas corporation (the “Company”), and its Affiliates, may attract able persons to enter the employ of the Company and its Affiliates and to provide a means whereby those employees, directors and consultants, upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the welfare of the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates and their desire to remain in the Company’s and its Affiliates’ employ. A further purpose of the Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, director or consultant as provided herein.

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Affiliate” means any Parent Corporation and any Subsidiary Corporation.

(b) “Award” means, individually or collectively, any Option, Restricted Stock Award, Phantom Stock Award, Performance Award or Stock Appreciation Right.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company’s subsidiary bank is merged or consolidated into, or otherwise acquired by, an entity other than a wholly-owned subsidiary of the Company, (iii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iv) the Company is to be dissolved and liquidated, (v) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (vi) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board. Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Code Section 409A and would not otherwise comply with Code Section 409A, a “Change of Control” shall occur only to the extent that the definition of “Change of Control” set forth above may be interpreted to be consistent with Code Section 409A and the applicable Internal Revenue Service and Treasury Department regulations thereunder.

(e) “Change of Control Value” shall mean with respect to a Change of Control (i) the per share price offered to shareholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer, exchange offer or sale or other disposition of outstanding voting stock of the Company, or (iii) if such Change of Control occurs other than as described in clause (i) or clause (ii), the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to shareholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

(g) “Committee” means the Compensation Committee of the Board which shall be constituted entirely of not less than two (2) non-employee directors (within the meaning of Rule 16b-3), each of whom shall be an “outside director,” within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder. The Committee shall be appointed by and serve at the pleasure of the Board.

(h) “Company” means Encore Bancshares, Inc.

(i) A “consultant” means an individual (other than a director) who performs services for the Employer as an independent contractor.

(j) A “covered employee” means an individual described in Code Section 162(m)(3).

(k) A “director” means an individual who is serving on the Board or on the board of directors of an Affiliate on the date the Plan is adopted by the Board or who is elected to the Board or the board of directors of an Affiliate after such date.

(l) An “employee” means any person (including an officer or a director) in an employment relationship with the Company or any Affiliate.

(m) “Employer” means the Company or an Affiliate.

(n) “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Stock (i) reported by any interdealer quotation system on which the Stock is quoted on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate, consistent with Treasury regulations and other formal Internal Revenue Service guidance under Code Section 409A, with the intent that Options and Stock Appreciation Rights granted under this Plan shall not constitute deferred compensation subject to Code Section 409A.

(o) “Holder” means an individual who has been granted an Award.

(p) “Incentive Stock Option” means an incentive stock option within the meaning of section 422(b) of the Code.

(q) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(r) “Nonqualified Stock Option” means an option granted under Paragraph VII of the Plan to purchase Stock which does not constitute an Incentive Stock Option.

(s) “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Stock and Nonqualified Stock Options to purchase Stock.

(t) “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

(u) “Parent Corporation” means a “parent corporation” of the Company within the meaning of Code Section 424(e).

(v) “Performance Award” means an Award granted under Paragraph X of the Plan.

(w) “Performance Award Agreement” means a written agreement between the Company and a Holder with respect to a Performance Award.

(x) “Phantom Stock Award” means an Award granted under Paragraph XI of the Plan.

(y) “Phantom Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Phantom Stock Award.

(z) “Plan” means the Encore Bancshares, Inc. 2008 Stock Awards and Incentive Plan, as amended from time to time.

(aa) “Restricted Stock Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

(bb) “Restricted Stock Award” means an Award granted under Paragraph IX of the Plan.

(cc) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(dd) “Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

(ee) “Stock” means the common stock, $1.00 par value of the Company.

(ff) “Stock Appreciation Right” means an Award granted under Paragraph VIII of the Plan.

(gg) “Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

(hh) “Subsidiary Corporation” means a “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

III. EFFECTIVE DATE AND DURATION OF THE PLAN

This Plan shall be effective on March 13, 2008 which is the date of its adoption by the Board (the “Effective Date”), subject to the approval of the Plan by the Company’s shareholders within twelve months after the Effective Date. If the Plan is not so approved by the Company’s shareholders, (a) the Plan shall not be effective, and (b) any grants of Awards under the Plan shall immediately expire and be of no force and effect. No Awards may be granted under the Plan after the tenth anniversary of the Effective Date. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

IV. ADMINISTRATION

(a) Committee. The Plan shall be administered by the Committee. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of this Plan, and may grant authority to such persons to execute Award agreements or other documents on behalf of the Committee and the Company.

(b) Powers. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which employees, directors or consultants shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, Nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Stock which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award, and the value of each Performance Award and Phantom Stock Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the Employer’s success and such other factors as the Committee in its discretion shall deem relevant. The Committee, in its sole discretion, and subject to Code Section 409A and other applicable laws, may waive compliance with any provision of any Award, or any related agreement, may extend the date through which any Award is exercisable, and/or may accelerate the earliest date on which such Award becomes exercisable, vested, free from restrictions or payable, provided in each case such action does not adversely affect the rights of the Holder.

(c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

(d) Expenses. All expenses and liabilities incurred by the Committee in the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons to assist the Committee in the carrying out of its duties hereunder.

V. STOCK SUBJECT TO THE PLAN

(a) Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more employees, directors or consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to Paragraph XII, the maximum aggregate number of shares of Stock that may be issued under the Plan is 750,000, any or all of which may be issued through Incentive Stock Options. Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award (other than an Award of Restricted Stock) lapses or is canceled or the rights of its Holder terminate or the Award is settled in cash, any Stock subject to such Award shall again be available for grant under an Award. Should any shares of Restricted Stock be forfeited, such shares may not again be subject to an Award under the Plan. Any shares of Stock which may remain unissued and which are not subject to outstanding Awards at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan or the termination of the last of the Awards granted under this Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan.

Notwithstanding any provision in the Plan to the contrary, no more than 100,000 shares of Stock may be subject to Options granted under the Plan to any one individual during any one year period, no more than 50,000 shares of Stock may be subject to Stock Appreciation Rights granted under the Plan to any one individual during any one year period, and no more than 100,000 shares of Stock may be granted under the Plan as a Restricted Stock Award to any one individual during any one year period. The number of shares of Stock that may be issued to individuals as set forth in the preceding sentence shall be subject to adjustment in the same manner as provided in Section XII hereof with respect to shares of Stock subject to Options, Stock Appreciation Rights or

Restricted Stock Awards then outstanding. The limitations set forth in this paragraph shall be applied in a manner which will permit compensation generated under the Plan with respect to “covered employees” to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares of Stock, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares of Stock subject to Options or Stock Appreciation Rights that expire, are canceled or repriced or Restricted Stock Awards that are forfeited.

(b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.

VI. ELIGIBILITY

The Committee, in its sole discretion, shall determine who shall receive Awards under the Plan. Awards other than Incentive Stock Options may be granted to all employees, directors and consultants of the Company or its Affiliates, including Affiliates that become such after adoption of the Plan. Incentive Stock Options may be granted to all employees of the Company or its Affiliates, including Affiliates that become such after adoption of the Plan. A recipient of an Award must be an employee, director or consultant at the time the Award is granted. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Award, a Phantom Stock Award or any combination thereof.

VII. STOCK OPTIONS

(a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

(b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c) Special Limitations on Incentive Stock Options. Except as otherwise provided under the Code or applicable regulations, to the extent that the aggregate Fair Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options (determined without regard to this sentence) are exercisable for the first time by any Holder during any calendar year under all plans of the Company and its Parent Corporation or Subsidiary Corporations exceeds $100,000, such options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or Subsidiary Corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the exercise price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

(d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. An Option Agreement may provide for the payment of the exercise price, in whole or in part, by (i) cash, cashier’s check, bank draft, or postal or express money order payable to the order of the Company, (ii) subject to the approval by the Committee, certificates representing “mature shares” of Stock theretofore owned by the Holder duly endorsed for transfer to the Company, or (iii) any combination of the preceding, equal in value to the full amount of the exercise price. For purposes of this Plan, “mature shares” means shares of Stock for which the Holder has good title, free and clear of all liens and encumbrances, transferability restrictions or risk of forfeiture, and which the Holder has held for at least six months. Each Option shall specify the effect of termination of employment or service as a director or consultant (by retirement, disability, death or otherwise) on the exercisability of the Option. An Option Agreement may also include, without limitation, provisions relating to (i) vesting of Options, subject to the provisions hereof accelerating such vesting on a Change of Control, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

(e) Exercise Price and Payment. The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but (i) such exercise price shall never be less than the Fair Market Value of Stock on the date the Option is granted and (ii) such exercise price shall be subject to adjustment as provided in Paragraph XII. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The exercise price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

(f) Shareholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

(g) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company, an Affiliate, or any Subsidiary Corporation, or the acquisition by the Company, an Affiliate or a Subsidiary Corporation of the assets of the employing corporation, or the acquisition by the Company, an Affiliate or a Subsidiary Corporation of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary Corporation.

(h) All Options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the shareholders of the Company prior to the first anniversary date of the Board meeting held to approve this Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote at a meeting at which a quorum is present, or by written consent in accordance with the laws of the State of Texas.

VIII. STOCK APPRECIATION RIGHTS

(a) Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock. With respect to Stock Appreciation Rights that are subject to Section 16 of the 1934 Act, however, the Committee shall, except as provided in Paragraph XII(c), retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights. Each Stock Appreciation Rights Agreement shall specify the effect of termination of employment or service as a director or consultant (by retirement, disability, death or otherwise) on the exercisability of the Stock Appreciation Rights.

(b) Other Terms and Conditions. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Stock Appreciation Rights. Such additional terms, conditions or restrictions shall be set forth in the Stock Appreciation Rights Agreement made in conjunction with the Award. Such Stock Appreciation Rights Agreements may also include, without limitation, provisions relating to (i) vesting of Awards, subject to the provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions covering applicable wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan, that the Committee shall in its sole discretion determine. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical.

(c) Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price (i) shall never be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Paragraph VII(c)) and (ii) shall be subject to adjustment as provided in Paragraph XII.

(d) Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

(e) Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

IX. RESTRICTED STOCK AWARDS

(a) Forfeiture Restrictions to be Established by the Committee. Shares of Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion and set forth in the Restricted Stock Agreement, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance goals established by the Committee that are based on (1) the price of a share of Stock, (2) the Company’s earnings per share, (3) the Company’s net earnings, (4) the earnings of a business unit of the Company designated by the Committee, (5) the return on shareholders’ equity achieved by the Company, (6) the Company’s return on assets, (7) the Company’s net interest margin, or (8) the Company’s efficiency ratio, (ii) the Holder’s continued employment with the Employer for a specified period of time, or (iii) a combination of the factors listed in clauses (i) and (ii) of this sentence. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph IX(b) or Paragraph XII.

(b) Other Terms and Conditions. Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. Unless otherwise provided in the Restricted Stock Agreement, the Holder shall have the right to receive dividends with respect to Stock subject to a Restricted Stock Award, to vote Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions shall have expired, (ii) the Company shall retain custody of the Stock until the Forfeiture Restrictions shall have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock until the Forfeiture Restrictions shall have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. Unless otherwise provided in a Restricted Stock Agreement, dividends payable with respect to a Restricted Stock Award will be paid to a Holder in cash on the day on which the corresponding dividend on shares of Stock is paid to shareholders, or as soon as administratively practicable thereafter, but in no event later than the fifteenth (15th) day of the third calendar month following the day on which the corresponding dividend on shares of Stock is paid to shareholders. The Committee may provide in a Restricted Stock Agreement that payment of dividends with respect to a Restricted Stock Award shall be subject to the attainment of one or more performance goals established by the Committee that are based on the criteria set forth in paragraph (a) above.

At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a director or consultant (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) vesting of Awards, subject to any provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions (y) covering any applicable employee wage withholding requirements and (z) requiring or prohibiting an election by the Holder under section 83(b) of the Code), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

(c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d) Agreements. At the time any Award is made under this Paragraph IX, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

(e) Certification. With respect to a Restricted Stock Award granted to a “covered employee,” if the lapse of the Forfeiture Restrictions imposed upon such Restricted Stock Award, or the payment of dividends with respect to such Restricted Stock Award, is conditioned in whole or in part on the attainment of performance goals, the Committee shall certify in writing whether such performance goals and any other conditions on the lapse of Forfeiture Restrictions or payment of dividends have been satisfied.

X. PERFORMANCE AWARDS

(a) Performance Period. The Committee shall establish, with respect to and at the time of grant of each Performance Award, a performance period over which the performance of the Holder shall be measured.

(b) Performance Awards. Each Performance Award shall have a maximum value established by the Committee at the time of such Award.

(c) Performance Measures. Prior to or upon the commencement of each performance period (or at such later time as may be permitted for qualified performance-based compensation under Section 162(m) and the regulations thereunder), the Committee shall establish written performance goals for each Performance Award granted to a Holder for such performance period. The performance goals shall be based on one or more of the following criteria: (1) the price of a share of Stock, (2) the Company’s earnings per share, (3) the Company’s net earnings, (4) the earnings of a business unit of the Company designated by the Committee, (5) the return on shareholders’ equity achieved by the Company, (6) the Company’s return on assets, (7) the Company’s net interest margin, or (8) the Company’s efficiency ratio.

At the time of establishing the performance goals, the Committee shall specify (i) the formula to be used in calculating the compensation payable to a Holder if the performance goals are obtained, and (ii) the individual employee or class of employees to which the formula applies. The Committee may also specify a minimum acceptable level of achievement of the relevant performance goals, as well as one or more additional levels of achievement, and a formula to determine the percentage of the Performance Award deemed to have been earned by the Holder upon attainment of each such level of achievement, which percentage may exceed 100%. The performance goals and amount of each Performance Award need not be the same as those relating to any other Performance Award, whether made at the same or a different time. Notwithstanding the terms of any Performance Award, the maximum payout under this Plan pursuant to a Performance Award to any individual for any calendar year shall not exceed $500,000.

Notwithstanding the terms of any Performance Award, the Committee, in its sole and absolute discretion, may reduce the amount of the Performance Award payable to any Holder for any reason, including the Committee’s judgment that the performance goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Holder, unsatisfactory performance of the Holder, or the Holder’s service for less than the entire performance period. Notwithstanding the foregoing, the reduction of a Performance Award payable to a Holder may not result in an increase in the amount of a Performance Award payable to another Holder.

(d) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Holder’s responsibility level, contributions, performance, potential, other Awards and such other considerations as it deems appropriate.

(e) Certification. Promptly after the date on which the necessary information for a particular performance period becomes available, the Committee shall determine, and certify in writing (with respect to each Holder who is a “covered employee”), the extent to which the Performance Award for such performance period has been earned, through the achievement of the relevant performance goals, by each Holder for such performance period.

(f) Payment. After the Committee has determined and certified in writing (if required with respect to a “covered employee”) the extent to which a Performance Award has been earned, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of a Performance Award will be made in the calendar year immediately following the calendar year in which the performance period ends, and may be made in cash, Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date.

(g) Termination of Employment. A Performance Award shall terminate if the Holder does not remain continuously in the employ of the Employer at all times during the applicable performance period, except as may be determined by the Committee or as may otherwise be provided in the Award at the time granted.

(h) Agreements. At the time any Award is made under this Paragraph X, the Committee may require the Holder to enter into a Performance Award Agreement with the Company setting forth each of the matters contemplated hereby, and, in addition such matters are set forth in Paragraph IX(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

XI. PHANTOM STOCK AWARDS

(a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Stock (or cash in an amount equal to the Fair Market Value thereof), or rights to receive an amount equal to any appreciation in the Fair Market Value of Stock (or portion thereof) over a specified period of time, which vest over a period of time or upon the occurrence of an event (including without limitation a Change of Control) as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Phantom Stock Award shall have a maximum value established by the Committee at the time of such Award.

(b) Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which or the event upon which the Award shall vest with respect to the Holder.

(c) Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account an employee’s responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

(d) Payment. Following the end of the vesting period for a Phantom Stock Award, but in no event later than March 15 of the calendar year immediately following the calendar year in which the vesting period ends, the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Stock or a combination thereof as determined by the Committee. Payment shall be made in a lump sum. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

(e) Termination of Employment. A Phantom Stock Award shall terminate if the Holder does not remain continuously in the employ of the Employer at all times during the applicable vesting period, except as may be determined by the Committee or as may otherwise be provided in the Award at the time granted.

(f) Agreements. At the time any Award is made under this Paragraph XI, the Company and the Holder shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and, in addition, such matters as are set forth in Paragraph IX(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

XII. RECAPITALIZATION OR REORGANIZATION

(a) The shares with respect to which Awards may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation by the Company, the number of shares of Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

(b) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Stock then covered by such Award.

(c) In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable, and the Committee, in its discretion, may take any other action with respect to outstanding Awards that it deems appropriate, which action may vary among Awards granted to individual Holders; provided, however, that such action shall not reduce the value of an Award. In particular, with respect to Options, the actions the Committee may take upon a Change of Control include, but are not limited to, the following: (i) accelerating the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (ii) requiring the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (iii) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), or (iv) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Holder had been the holder of record of the number of shares of Stock then covered by such Option. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

(d) In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(f) Any adjustment provided for in Subparagraphs (a), (b), (c) or (d) above shall be subject to any required shareholder action.

(g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the exercise price per share, if applicable.

XIII. AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that, except as provided herein or in an agreement governing an Award, no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of section 162(m) of the Code, if applicable, and applicable interpretive authority thereunder), and provided, further, that the Board may not, without approval of the shareholders, amend the Plan:

(a) to increase the maximum number of shares which may be issued on exercise or surrender of an Award, except as provided in Paragraph XII;

(b) to change the class of employees eligible to receive Awards or materially increase the benefits accruing to employees under the Plan;

(c) to extend the maximum period during which Awards may be granted under the Plan;

(d) to modify materially the requirements as to eligibility for participation in the Plan;

(e) to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3; or

(f) if such approval is required to comply with Rule 16b-3, if applicable, any rule of any stock exchange or automated quotation system on which Stock may then be listed or quoted, or Sections 162(m) or 422 of the Code or any successor provisions, if applicable.

XIV. MISCELLANEOUS

(a) No Right to An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee any right to be granted an Award to purchase Stock, a right to a Stock Appreciation Right, a Restricted Stock Award, a Performance Award or a Phantom Stock Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement, Performance Award Agreement or Phantom Stock Award Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b) Employees’ Rights Unsecured. The right of an employee to receive Stock, cash or any other payment under this Plan shall be an unsecured claim against the general assets of the Company. The Company may, but shall not be obligated to, acquire shares of Stock from time to time in anticipation of its obligations under this Plan, but a Holder shall have no right in or against any shares of Stock so acquired. All Stock shall constitute the general assets of the Company and may be disposed of by the Company at such time and for such purposes as it deems appropriate.

(c) No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with any Employer or (ii) interfere in any way with the right of any Employer to terminate an employee’s employment at any time.

(d) Other Laws; Withholding. The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares.

Unless the Awards and Stock covered by this Plan have been registered under the Securities Act of 1933, or the Company has determined that such registration is unnecessary, each Holder exercising an Award under this Plan may be required by the Company to give representation in writing that such Holder is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(e) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company, an Affiliate or any Subsidiary from taking any corporate action which is deemed by the Company, an Affiliate or any Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company, an Affiliate or any Subsidiary as a result of any such action.

(f) Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by such Holder or the Holder’s guardian or legal representative.

(g) Beneficiary Designation. Each Holder may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Holder, shall be in a form prescribed by the Committee, and will be effective only when filed by the Holder in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Holder’s death shall be paid to his estate.

(h) Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

(i) Section 162(m). If the Company is subject to Section 162(m) of the Code, it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Awards may, if intended, constitute “performance-based” compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

(j) Code Section 409A. It is intended that any grant of an Award to which section 409A of the Code is applicable shall satisfy all of the requirements of such Code section and the applicable regulations issued thereunder to the extent necessary.

(k) Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights or indemnification to which such persons may be entitled under the

Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(l) Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas.

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ENCORE BANCSHARES, INC. PROXY 2011 Annual Meeting of Shareholders to be held on Thursday, May 12, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2011 Annual Meeting of Shareholders of Encore Bancshares, Inc. (the “Company”) will be held at Nine Greenway Plaza, Suite 1100, Houston, Texas 77046, on Thursday, May 12, 2011, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice of 2011 Annual Meeting of Shareholders and Proxy Statement dated April 12, 2011 accompanying this proxy.

The undersigned shareholder hereby appoints James S. D’Agostino, Jr. and Rhonda L. Carroll, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $1.00 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2011 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment(s) thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be voted (1) FOR the election of all nominees for director named herein, (2) FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011, (3) FOR the amendment to the Company’s 2008 Stock Awards and Incentive Plan and (4) FOR the approval of the advisory (non-binding) resolution approving the compensation of the Company’s named executive officers.

(Continued and to be signed on the reverse side)
■		14475	■

ANNUAL MEETING OF SHAREHOLDERS OF

ENCORE BANCSHARES, INC.

May 12, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and proxy card

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15496

Please sign, date and mail

your proxy card in the

envelope provided as soon as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 21130303000000000000 7	051211

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR the following proposals unless otherwise indicated.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS

SHOWN HERE  ☒

1. ELECTION of eleven (11) directors to serve on the Board of Directors of the Company until the Company’s 2012 annual meeting of shareholders, and each until their successors are duly elected and qualified, or until their earlier resignation or removal.			2.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Carin M. Barth O James S. D’Agostino, Jr. O Charles W. Jenness O J. Bryan King O Walter M. Mischer, Jr. O Preston Moore O Edwin E. Smith O Eugene H. Vaughan O David E. Warden O J. Harold Williams O Randa Duncan Williams		3.	APPROVAL of the amendment to the Company’s 2008 Stock Awards and Incentive Plan to increase authorized shares.	☐	☐	☐

			4.	APPROVAL of the advisory (non-binding) resolution approving the compensation of the Company’s named executive officers.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

ANNUAL MEETING OF SHAREHOLDERS OF

ENCORE BANCSHARES, INC.

May 12, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

Vote online until 11:59 PM EST the day before the meeting.

COMPANY NUMBER

ACCOUNT NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15496
i Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. i

¢ 21130303000000000000 7	051211

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR the following proposals unless otherwise indicated.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1.   ELECTION of eleven (11) directors to serve on the Board of Directors of the Company until the Company’s 2012 annual meeting of shareholders, and each until their successors are duly elected and qualified, or until their earlier resignation or removal.

					FOR	AGAINST	ABSTAIN
			2.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011.	☐	☐	☐
	NOMINEES:
☐ FOR ALL NOMINEES	O Carin M. Barth O James S. D’Agostino, Jr. O Charles W. Jenness O J. Bryan King O Walter M. Mischer, Jr. O Preston Moore O Edwin E. Smith O Eugene H. Vaughan O David E. Warden O J. Harold Williams O Randa Duncan Williams		3.	APPROVAL of the amendment to the Company’s 2008 Stock Awards and Incentive Plan to increase authorized shares.	☐	☐	☐

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES			4.	APPROVAL of the advisory (non-binding) resolution approving the compensation of the Company’s named executive officers.	☐	☐	☐

☐ FOR ALL EXCEPT (See instructions below)
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■